                                                                     EXHIBIT 2.4
================================================================================


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                           dated as of August 14, 2000

                                      among


                           SYNAGRO TECHNOLOGIES, INC.,


                         VARIOUS FINANCIAL INSTITUTIONS,


                                 SUNTRUST BANK,
                             as Documentation Agent,

                           KEY CORPORATE CAPITAL INC.,
                              as Syndication Agent,

                                       and

                             BANK OF AMERICA, N.A.,
            as Administrative Agent, Issuing Bank and Swing Line Bank



                         BANC OF AMERICA SECURITIES LLC
                         Lead Arranger and Book Manager


================================================================================


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                               TABLE OF CONTENTS

                                                                                                               Page
SECTION 1  DEFINITIONS............................................................................................1
         1.1       Definitions....................................................................................1
         1.2       Other Interpretive Provisions.................................................................20
         1.3       Reallocation of Percentages and Revolving Loans...............................................20

SECTION 2  COMMITMENTS OF THE BANKS; BORROWING AND CONVERSION PROCEDURES; LETTER OF CREDIT PROCEDURES;
           SWING LINE LOANS......................................................................................21
         2.1       Commitments...................................................................................21
                   2.1.1     Revolving Loans.....................................................................21
                   2.1.2     L/C Commitment......................................................................21
                   2.1.3     Term Loans..........................................................................22
                   2.1.4     Acquisition Loans...................................................................22
                   2.2       Loan Procedures.....................................................................22
                   2.2.1     Various Types of Loans..............................................................22
                   2.2.2     Borrowing Procedures................................................................22
                   2.2.3     Conversion and Continuation Procedures..............................................23
         2.3       Letter of Credit Procedures...................................................................24
                   2.3.1     L/C Applications....................................................................24
                   2.3.2     Participations in Letters of Credit.................................................24
                   2.3.3     Reimbursement Obligations...........................................................25
                   2.3.4     Limitation on Obligations of Issuing Banks..........................................25
                   2.3.5     Funding by Banks to Issuing Banks...................................................25
         2.4       Swing Line Loans..............................................................................26
                   2.4.1     Swing Line Loans....................................................................26
                   2.4.2     Swing Line Loan Procedures..........................................................26
                   2.4.3     Refunding of, or Funding of Participations in, Swing Line Loans.....................26
                   2.4.4     Repayment of Participations.........................................................27
                   2.4.5     Participation Obligations Unconditional.............................................27
         2.5       Commitments Several...........................................................................28
         2.6       Certain Conditions............................................................................28

SECTION 3  NOTES EVIDENCING LOANS................................................................................28
         3.1       Notes.........................................................................................28
         3.2       Recordkeeping.................................................................................28

SECTION 4  INTEREST..............................................................................................28

         4.1       Interest Rates................................................................................28
         4.2       Interest Payment Dates........................................................................29
         4.3       Setting and Notice of Eurodollar Rates........................................................29
         4.4       Computation of Interest.......................................................................29

SECTION 5  FEES..................................................................................................29
         5.1       Non-Use Fee...................................................................................29
         5.2       Letter of Credit Fees.........................................................................30
         5.3       Up-Front and Funding Fees.....................................................................30
         5.4       Administrative Agent's Fees...................................................................30

SECTION 6  REPAYMENT OF LOANS; REDUCTION AND TERMINATION OF THE COMMITMENTS; PREPAYMENTS.........................31
         6.1       Repayment of Loans............................................................................31
         6.2       Reductions of the Commitment..................................................................31
                   6.2.1     Voluntary Reduction or Termination of the Revolving Commitments.....................31
                   6.2.2     Mandatory Reductions of the Revolving Commitment Amount.............................31
                   6.2.3     [Reserved]..........................................................................32
                   6.2.4     [Reserved]..........................................................................32
                   6.2.5     Voluntary Reduction of the Acquisition Commitments..................................32
                   6.2.6     Mandatory Reductions of the Acquisition Commitment Amount...........................32
                   6.2.7     Mandatory Termination of the Acquisition Commitments................................32
         6.3       Prepayments...................................................................................32
                   6.3.1     Voluntary Prepayments...............................................................32
                   6.3.2     Mandatory Prepayments...............................................................33
                   6.3.3     Application of Prepayments of Term Loans, Acquisition Loans and Revolving Loans.....34

SECTION 7  MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.......................................................34
         7.1       Making of Payments............................................................................34
         7.2       Application of Certain Payments...............................................................34
         7.3       Due Date Extension............................................................................34
         7.4       Setoff........................................................................................35
         7.5       Proration of Payments.........................................................................35
         7.6       Taxes.........................................................................................35

SECTION 8  INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS..............................................37
         8.1       Increased Costs...............................................................................37
         8.2       Basis for Determining Interest Rate Inadequate or Unfair......................................38
         8.3       Changes in Law Rendering Eurodollar Loans Unlawful............................................38
         8.4       Funding Losses................................................................................39
         8.5       Right of Banks to Fund through Other Offices..................................................39

         8.6       Discretion of Banks as to Manner of Funding...................................................39
         8.7       Mitigation of Circumstances; Replacement of Affected Bank.....................................39
         8.8       Conclusiveness of Statements; Survival of Provisions..........................................40

SECTION 9  WARRANTIES............................................................................................40
         9.1       Organization, etc.............................................................................40
         9.2       Authorization; No Conflict....................................................................41
         9.3       Validity and Binding Nature...................................................................41
         9.4       Financial Condition...........................................................................41
         9.5       No Material Adverse Change....................................................................41
         9.6       Litigation and Contingent Liabilities.........................................................41
         9.7       Ownership of Properties; Liens................................................................42
         9.8       Subsidiaries..................................................................................42
         9.9       Pension Plans.................................................................................42
         9.10      Investment Company Act........................................................................42
         9.11      Public Utility Holding Company Act............................................................42
         9.11.1    Regulation U..................................................................................43
         9.12      Taxes.........................................................................................43
         9.13      Solvency, etc.................................................................................43
         9.14      Environmental Matters.........................................................................43
         9.15      Information...................................................................................45

SECTION 10  COVENANTS............................................................................................45
         10.1      Reports, Certificates and Other Information...................................................45
                   10.1.1    Audit Report........................................................................45
                   10.1.2    Quarterly Reports...................................................................45
                   10.1.3    Monthly Reports.....................................................................46
                   10.1.4    Compliance Certificates.............................................................46
                   10.1.5    Reports to SEC and to Shareholders..................................................46
                   10.1.6    Notice of Default, Litigation and ERISA Matters.....................................46
                   10.1.7    Subsidiaries........................................................................47
                   10.1.8    Management Reports..................................................................47
                   10.1.9    Projections.........................................................................47
                   10.1.10   Other Information...................................................................47
         10.2      Books, Records and Inspections................................................................48
         10.3      Insurance.....................................................................................48
         10.4      Compliance with Laws, Material Contracts; Payment of Taxes and Liabilities....................48
         10.5      Maintenance of Existence, etc.................................................................48
         10.6      Financial Covenants...........................................................................48
                   10.6.1    Fixed Charge Coverage Ratio.........................................................48
                   10.6.2    Minimum Interest Coverage...........................................................49
                   10.6.3    Total Leverage Ratio................................................................49
                   10.6.4    Senior Leverage Ratio...............................................................49

                   10.6.5    Debt to Capitalization Ratio........................................................50
                   10.6.6    Capital Expenditures................................................................50
         10.7      Limitations on Debt...........................................................................50
         10.8      Liens.........................................................................................51
         10.9      Operating Leases..............................................................................52
         10.10     Restricted Payments...........................................................................52
         10.11     Mergers, Consolidations, Sales................................................................52
         10.12     Use of Proceeds...............................................................................53
         10.13     Further Assurances............................................................................53
         10.14     Transactions with Affiliates..................................................................54
         10.15     Employee Benefit Plans........................................................................54
         10.16     Environmental Laws............................................................................54
         10.17     Unconditional Purchase Obligations............................................................54
         10.18     Inconsistent Agreements.......................................................................55
         10.19     Business Activities...........................................................................55
         10.20     Advances and Other Investments................................................................55
         10.21     Foreign Subsidiaries..........................................................................56
         10.22     Interest Rate Protection......................................................................56
         10.23     Amendments to Certain Documents...............................................................56

SECTION 11  EFFECTIVENESS; CONDITIONS OF LENDING, ETC............................................................56
         11.1      Effectiveness.................................................................................56
                   11.1.1  Notes.................................................................................57
                   11.1.2  Resolutions...........................................................................57
                   11.1.3  Consents, etc.........................................................................57
                   11.1.4  Incumbency and Signature Certificates.................................................58
                   11.1.5  Confirmation..........................................................................58
                   11.1.6  Opinions of Counsel for the Company and the Guarantors................................58
                   11.1.7  Financial Information.................................................................58
                   11.1.8  Acquisition Documents, GTCR Documents.................................................58
                   11.1.9  Real Estate Documents.................................................................58
                   11.1.10 GTCR Capital Contribution Agreement...................................................59
                   11.1.11 Other.................................................................................59
         11.2      Conditions to All Extensions of Credit........................................................59
                   11.2.1  Compliance with Warranties, No Default, etc...........................................59
                   11.2.2  Confirmatory Certificate..............................................................60
         11.3      Acquisition Loans.............................................................................61
                   11.3.1  Required Banks Approval...............................................................61
                   11.3.2  Ratios................................................................................61

SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT...................................................................61
         12.1      Events of Default.............................................................................61
                   12.1.1  Non-Payment of the Loans, etc.........................................................61

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
                   12.1.2   Non-Payment of Other Debt............................................................61
                   12.1.3   Other Material Obligations...........................................................61
                   12.1.4   Bankruptcy, Insolvency, etc..........................................................61
                   12.1.5   Non-Compliance with Provisions of This Agreement.....................................62
                   12.1.6   Warranties...........................................................................62
                   12.1.7   Pension Plans........................................................................62
                   12.1.8   Judgments............................................................................62
                   12.1.9   Invalidity of Guaranty, etc..........................................................63
                   12.1.10  Invalidity of Collateral Documents, etc..............................................63
                   12.1.11  Change in Control....................................................................63
                   12.1.12  Injunction...........................................................................63
         12.2      Effect of Event of Default....................................................................63

SECTION 13  THE ADMINISTRATIVE AGENT.............................................................................64
         13.1      Appointment and Authorization.................................................................64
         13.2      Delegation of Duties..........................................................................65
         13.3      Liability of Administrative Agent.............................................................65
         13.4      Reliance by Administrative Agent..............................................................65
         13.5      Notice of Default.............................................................................66
         13.6      Credit Decision...............................................................................66
         13.7      Indemnification...............................................................................66
         13.8      Administrative Agent in Individual Capacity...................................................67
         13.9      Successor Administrative Agent................................................................68
         13.10     Withholding Tax...............................................................................68
         13.11     Collateral Matters............................................................................70
         13.12     Documentation Agent...........................................................................70

SECTION 14  GENERAL..............................................................................................70
         14.1      Waiver; Amendments............................................................................70
         14.2      Confirmations.................................................................................71
         14.3      Notices.......................................................................................71
         14.4      Computations..................................................................................71
         14.5      Regulation U..................................................................................72
         14.6      Costs, Expenses and Taxes.....................................................................72
         14.7      Subsidiary References.........................................................................72
         14.8      Captions......................................................................................72
         14.9      Assignments; Participations...................................................................73
                   14.9.1    Assignments.........................................................................73
                   14.9.2    Participations......................................................................74
         14.10     Governing Law.................................................................................74
         14.11     Counterparts..................................................................................75
         14.12     Successors and Assigns........................................................................75
         14.13     Indemnification by the Company................................................................75
         14.14     Interest......................................................................................76
         14.15     FORUM SELECTION AND CONSENT TO JURISDICTION...................................................77
         14.16     Waiver of Jury Trial..........................................................................78



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



                                    SCHEDULES

SCHEDULE 1.1            Pricing Schedule
SCHEDULE 2.1            Banks and Percentages
SCHEDULE 6.1(a)         Amortization of Term A Loans
SCHEDULE 6.1(b)         Amortization of Term B Loans
SCHEDULE 6.1(c)         Amortization of Acquisition Loans
SCHEDULE 9.6            Litigation and Contingent Liabilities
SCHEDULE 9.8            Subsidiaries
SCHEDULE 9.14           Environmental Matters
SCHEDULE 10.7(b)        Existing Unsecured Debt
SCHEDULE 10.7(c)        Existing Secured Debt
SCHEDULE 10.7(g)        Debt to be Repaid
SCHEDULE 10.8           Existing Liens
SCHEDULE 10.9           Existing Operating Leases
SCHEDULE 11.1.9         Mortgaged Property
SCHEDULE 14.3           Addresses for Notices


                                         EXHIBITS

EXHIBIT A               Form of Note (Section 3.1)
EXHIBIT B               Form of Compliance Certificate (Section 10.1.3)
EXHIBIT C               Copy of Guaranty (Section 1)
EXHIBIT D               Copy of Restated Security Agreement (Section 1)
EXHIBIT E               Copy of Company Pledge Agreement (Section 1)
EXHIBIT F               Form of Subsidiary Pledge Agreement (Section 1)
EXHIBIT G               Form of Assignment Agreement (Section 14.9)
EXHIBIT H               Form of Confirmation and Omnibus Amendment (Section
                        11.1.5)

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


         This SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 14, 2000 (this "Agreement"), is entered into among SYNAGRO TECHNOLOGIES, INC., a Delaware corporation (the "Company"), various financial institutions (together with their respective successors and assigns, the "Banks"), SUNTRUST BANK, as documentation agent for the Banks, KEY CORPORATE CAPITAL INC., as syndication agent for the Banks, and BANK OF AMERICA, N.A. (in its individual capacity, "Bank of America"), as administrative agent for the Banks.

         WHEREAS, the Company, various financial institutions and Bank of America, as administrative agent, have entered into an Amended and Restated Credit Agreement dated as of January 27, 2000 (the "Existing Agreement");

         WHEREAS, the parties hereto have agreed to amend and restate the Existing Agreement so as to, among other things, (a) increase the amount of the facilities thereunder, (b) amend certain covenants and various other provisions of the Existing Agreement and (c) change the composition of the bank group;

         WHEREAS, the parties hereto intend that this Agreement and the documents executed in connection herewith not effect a novation of the obligations of the Company under the Existing Agreement, but merely a restatement of and, where applicable, an amendment to the terms governing such obligations;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Existing Agreement is amended and restated in its entirety, and the parties hereto agree as follows:

         SECTION 1 DEFINITIONS.

         1.2 Definitions. When used herein the following terms shall have the following meanings:

         Acquisition Commitment means, as to any Bank, such Bank's commitment to make Acquisition Loans under this Agreement.

         Acquisition Commitment Amount means $50,000,000, as such amount may be reduced from time to time pursuant to Section 6.2.

         Acquisition Documents means the purchase agreements (including all schedules and exhibits thereto) and other material documents executed in connection with the acquisition by the Company of the BioGro Companies.

         Acquisition Loan - see Section 2.1.4.

         Acquisition Percentage means, as to any Bank, the percentage which (a) the Acquisition Commitment of such Bank (or, after termination of the Acquisition Commitments, the principal amount of such Bank's Acquisition Loans) is of (b) the aggregate amount of Acquisition Commitments (or after termination of the Acquisition Commitments, the aggregate principal amount of all Acquisition Loans). The initial Acquisition Percentage of each Bank is set forth across from such Bank's name on Schedule 2.1.

         Acquisition Termination Date means the earliest to occur of (a) February 14, 2002, or (b) such other date on which the Acquisition Commitments terminate pursuant to Section 6 or 12.

         Adjusted Capital Expenditures means Capital Expenditures other than Capital Expenditures made from the proceeds of asset sales.

         Adjusted EBITDA means, for any period, EBITDA for such period; provided that in calculating Adjusted EBITDA, (a) the consolidated net income of any Person acquired (and, solely for the purpose of determining pro forma compliance with financial covenants pursuant to Section 10.11(d)(4) any Person to be acquired) by the Company or any Subsidiary during such period (plus, to the extent deducted in determining such consolidated net income, interest expense, income tax expense, depreciation and amortization of such Person) shall be included on a pro forma basis for such period (assuming the consummation of each such acquisition and the incurrence or assumption of any Debt in connection therewith occurred on the first day of such period, but adjusted to add back non-recurring expenses (such as owner compensation) to the extent disclosed to and reasonably approved by the Required Banks) based upon (i) to the extent available, (x) the audited consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the fiscal year of such Person preceding the acquisition of such Person and the related audited consolidated statements of income, stockholders' equity and cash flows for such fiscal year and (y) any subsequent unaudited financial statements for such Person for the period prior to the acquisition of such Person so long as such statements were prepared on a basis consistent with the audited financial statements referred to above or (ii) to the extent the items listed in clause
(i) are not available, such historical financial statements and other information as is disclosed to, and reasonably approved by, the Required Banks;

         (b) the consolidated net income of any Person (or division or similar business unit) disposed of by the Company or any Subsidiary during such period (plus, to the extent deducted in determining such consolidated net income, interest expense, income tax expense, depreciation and amortization of such Person (or division or business unit)) shall be excluded on a pro forma basis for such period (assuming the consummation of such disposition occurred on the first day of such period);

         (c) any Special Charges (net of any Recoveries received or taken), if applicable, shall be added to EBITDA; and

         (d) EBITDA shall be increased by (i) $3,000,000 for the periods ending September 30, 2000, December 31, 2000 and March 31, 2001 (ii) $2,000,000 for the
period ending June 30, 2001 and (iii) $1,000,000 for the period ending September 30, 2001.

         Adjusted Working Capital means the excess of:

         (a)(i) the consolidated current assets of the Company and its Subsidiaries less (ii) the amount of cash and cash equivalents included in such consolidated current assets;

over

         (b)(i) consolidated current liabilities of the Company and its Subsidiaries less (ii) the amount of short-term Debt (including current maturities of long-term Debt) of the Company and its Subsidiaries included in such consolidated current liabilities.

         Administrative Agent means Bank of America in its capacity as administrative agent for the Banks hereunder and any successor thereto in such capacity.

         Affected Bank means any Bank that has given notice to the Company (which has not been rescinded) of (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstances of the nature described in Section 8.2 or 8.3.

         Affiliate of any Person means (i) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (ii) any officer or director of such Person.

         Agent-Related Persons means Bank of America and any successor agent arising under Section 13.9, together with their respective Affiliates (including, in the case of Bank of America, Banc of America Securities LLC), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         Agreement - see the Preamble.

         Applicable Acquisition Proceeds means, with respect to any Applicable Asset Sale Proceeds prior to the Acquisition Termination Date, the product of
(x) the amount, if any, of such Applicable Asset Sale Proceeds in excess of the amount required to pay all Term Loans in full multiplied by (y) a fraction, the numerator of which is the Acquisition Commitment Amount on the date of receipt of such Applicable Asset Sale Proceeds and the denominator of which is the sum of the Revolving Commitment Amount plus the Acquisition Commitment Amount on such date.

         Applicable Asset Sale Proceeds means the Net Cash Proceeds from any Asset Sale, excluding (i) Net Cash Proceeds from any Asset Sale of transportation, processing and spreading equipment so long as such Net Cash Proceeds are used to purchase similar transportation, processing or spreading equipment within six months after such Asset Sale and (ii) the first $500,000 of Net Cash Proceeds received from all other Asset Sales in any Fiscal Year.

         Applicable Revolving Proceeds means, with respect to any Applicable Asset Sale Proceeds, (i) prior to the Acquisition Termination Date, the product of (x) the amount, if any, of such Applicable Asset Sale Proceeds in excess of the amount required to pay all Term Loans in full multiplied by (y) a fraction, the numerator of which is the Revolving Commitment Amount on the date of receipt of such Applicable Asset Sale Proceeds and the denominator of which is the sum of the Revolving Commitment Amount plus the Acquisition Commitment Amount on such date, and (ii) on and after the Acquisition Termination Date, the amount, if any, of such Applicable Asset Sale Proceeds in excess of the amount required to pay all Term Loans and Acquisition Loans in full.

         Asset Sale means the sale, lease, assignment or other transfer for value by the Company or any Subsidiary to any Person (other than the Company or any Subsidiary) of any asset or right of the Company or such Subsidiary (including any sale or other transfer of stock of any Subsidiary, whether by merger, consolidation or otherwise).

         Assignee - see Section 14.9.1.

         Assignment Agreement - see Section 14.9.1.

         Bank - see the Preamble. References to the "Banks" shall include the Issuing Bank and the Swing Line Bank; for purposes of clarification only, to the extent that Bank of America (or any successor Issuing Bank or Swing Line Bank) may have rights or obligations in addition to those of the other Banks due to its status as Issuing Bank or Swing Line Bank, its status as such will be specifically referenced.

         Baltimore Bonds means the $58,550,000 Limited Obligation Solid Waste Disposal Revenue Bonds (Wheelabrator Water Technologies Baltimore L.L.C. Projects), 1996 Series.

         Bank of America - see the Preamble.

         Base Rate means at any time the greater of (a) the Federal Funds Rate plus 0.5% and (b) the Prime Rate.

         Base Rate Loan means any Loan which bears interest at or by reference to the Base Rate.

         Base Rate Margin - see Schedule 1.1.

         BioGro Companies means, collectively, Wheelabrator Water Technologies, Inc., a Maryland corporation, and Residuals Processing, Inc., a California corporation, and their respective Subsidiaries.

         Business Day means any day on which Bank of America is open for commercial banking business in Chicago, Charlotte, Houston, New York and San Francisco and, in the case of a Business Day which relates to a Eurodollar Loan, on which dealings are carried on in the interbank eurodollar market.

         Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

         Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

         Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Bank or its holding company) rated at least A-l by Standard & Poor's Ratings Group or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, (d) any repurchase agreement entered into with any Bank (or other commercial banking institution of the stature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Bank (or other commercial banking institution) thereunder and (e) investments in short-term asset management accounts offered by any Bank for the purpose of investing in loans to any corporation (other than the Company or an Affiliate of the Company), state or municipality, in each case organized under the laws of any state of the United States or of the District of Columbia.

         CERCLA - see Section 9.14.

         Code means the Internal Revenue Code of 1986.

         Collateral Documents means the Company Pledge Agreement, each Subsidiary Pledge Agreement, the Restated Security Agreement, each Mortgage and any other agreement pursuant to which the Company or any Guarantor grants collateral to the Administrative Agent for the benefit of the Banks.

         Commitment means, as to any Bank, such Bank's commitment to make Loans, and (if applicable) to issue or participate in Letters of Credit and to participate in Swing Line Loans, under this Agreement.

         Company - see the Preamble.

         Company Pledge Agreement means the pledge agreement between the Company and the Administrative Agent, a copy of which is attached as Exhibit E.

         Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

         Consolidated Net Income means, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period, excluding any extraordinary gains during such period.

         Controlled Group means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA.

         Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person (including the Letters of Credit), (f) all Hedging Obligations of such Person,
(g) all Suretyship Liabilities of such Person and (h) all Debt of any partnership in which such Person is a general partner. The amount of any Person's Debt in respect of any obligation (including any such obligation evidenced by a note or similar instrument) to pay the deferred purchase price of property or services where such obligation is contingent upon sales, revenues, the achievement of a particular business goal or any similar test shall be the maximum amount which (at any date of determination) is reasonably expected to be paid in respect of such obligation as estimated by the Company (subject to the approval of the Required Banks, which shall not be unreasonably withheld).

         Debt to be Repaid means the Debt listed on Schedule 10.7(g).

         Disposal - see the definition of "Release".

         Dollar and the sign "$" mean lawful money of the United States of America.

         EBITDA means, for any period, Consolidated Net Income for such period plus to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization for such period, less all payments of principal and interest made on the Baltimore Bonds and on the Rhode Island Non-Recourse Debt during such period.

         Effective Date - see Section 11.1.

         Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release of Hazardous Substances or injury to the environment.

         Environmental Laws means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed and enforceable duties, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to environmental matters.

         EPIC means Environmental Protection & Improvement Co., a New Jersey corporation.

         ERISA means the Employee Retirement Income Security Act of 1974.

         Eurocurrency Reserve Percentage means, with respect to any Eurodollar Loan for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the FRB, for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of the FRB which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

         Eurodollar Loan means any Loan which bears interest at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted).

         Eurodollar Margin - see Schedule 1.1.

         Eurodollar Office means with respect to any Bank the office or offices of such Bank which shall be making or maintaining the Eurodollar Loans of such Bank hereunder or, if applicable, such other office or offices through which such Bank determines the Eurodollar Rate. A Eurodollar Office of any Bank may be, at the option of such Bank, either a domestic or foreign office.

         Eurodollar Rate means, with respect to any Eurodollar Loan for any Interest Period, the rate per annum at which Dollar deposits in immediately available funds are offered to the Eurodollar Office of Bank of America two Business Days prior to the beginning of such Interest Period by major banks in the interbank eurodollar market as at or about 10:00 A.M., Chicago time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the Eurodollar Loan of Bank of America for such Interest Period.

         Eurodollar Rate (Reserve Adjusted) means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

                    Eurodollar Rate     =      Eurodollar Rate
                                               ---------------
                  (Reserve Adjusted)           1-Eurocurrency
                                             Reserve Percentage

         Event of Default means any of the events described in Section 12.1.

         Excess Cash Flow means, for any period, the remainder of

         (a) EBITDA for such period,

         less

         (b) the sum, without duplication of

                    (i) repayments of principal of Term Loans and the Acquisition Loans pursuant to Section 6.1, regularly scheduled principal payments arising with respect to any other long-term Debt of the Company and its Subsidiaries, and the portion of any regularly scheduled payments with respect to Capital Leases allocable to principal, in each case made during such period, plus

                    (ii) voluntary prepayments of the Term Loans and (after the Acquisition Termination Date) Acquisition Loans pursuant to Section
         6.3.1 during such period,

         plus

                    (iii) cash payments made in such period with respect to Capital Expenditures,

         plus

                    (iv) all federal, state, local and foreign income taxes paid by the Company and its Subsidiaries during such period,

         plus

                    (v) cash Interest Expense of the Company and its Subsidiaries during such period,

         plus

                    (vi) any gains on Asset Sales during such period to the extent that (A) such gains were included in calculating EBITDA for such period and (B) the proceeds of such gains were applied to prepay Term Loans and (after the Acquisition Termination Date) Acquisition Loans pursuant to Subsection 6.3.2(c), plus

                    (vii) any increase in Adjusted Working Capital during such period (exclusive of increases in working capital associated with Asset Sales),

         minus

                    (viii) any decrease in Adjusted Working Capital during such period.

         Exemption Representation - see Section 7.6.

         Existing Agreement - see the Recitals.

         Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight

Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

         Financial Letter of Credit means any Letter of Credit determined by the applicable Issuing Bank to be a "financial guaranty-type Standby Letter of Credit" as defined in footnote 13 to Appendix A to the Risk Based Capital Guidelines issued by the Comptroller of the Currency (or in any successor regulation, guideline or ruling by any applicable banking regulatory authority).

         Fiscal Quarter means a fiscal quarter of a Fiscal Year.

         Fiscal Year means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 2000") refer to the Fiscal Year ending on December 31 of such calendar year.

         Fixed Charge Coverage Ratio means, for any Computation Period, the ratio of (i) Adjusted EBITDA less Adjusted Capital Expenditures for such Computation Period to (ii) the sum of Interest Expense to the extent payable in cash for such Computation Period plus the actual aggregate amount of all principal payments on Debt (other than Debt under the Baltimore Bonds and the Rhode Island Non-Recourse Debt) required to be made by the Company and its Subsidiaries during such Computation Period; provided that (x) in calculating Capital Expenditures, capital expenditures of any Person (or division or similar business unit) acquired by the Company or any Subsidiary during such period shall be included on a pro forma basis for such period and the capital expenditures of any Person (or division or similar business unit) disposed of by the Company or any Subsidiary during such period shall be excluded on a pro forma basis for such period and (y) in calculating Interest Expense, any Debt incurred or assumed in connection with the acquisition of any Person (or division or similar business unit) shall be assumed to have been incurred or assumed on the first day of such period and any Debt assumed by any Person (other than the Company or any Subsidiary) in connection with the disposition of any Person (or division or similar business unit) disposed of by the Company or any Subsidiary during such period shall be assumed to have been repaid on the first day of such period.

         Foreign Subsidiary means each Subsidiary of the Company which is organized under the laws of any jurisdiction other than, and which is conducting the majority of its business outside of, the United States or any state thereof.

         FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

         Funded Debt means all Debt of the Company and its Subsidiaries, excluding (i) contingent obligations in respect of undrawn letters of credit and Suretyship Liabilities (except, in each case, to the extent constituting Suretyship Liabilities in respect of Debt of a Person other than the Company or any Subsidiary), (ii) Hedging Obligations, (iii) Debt under the Baltimore Bonds, (iv) the Rhode Island Non-Recourse Debt and (v) Debt of the Company to Subsidiaries and Debt of Subsidiaries to the Company or to other Subsidiaries.

         GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         Group - see Section 2.2.1.

         GTCR Capital means GTCR Capital Partners, L.P.

         GTCR Fund VII means GTCR Fund VII, L.P.

         Guarantor means, on any day, each Subsidiary that has executed a counterpart of the Guaranty on or prior to that day (or is required to execute a counterpart of the Guaranty on that date).

         Guaranty means the Guaranty issued by various Subsidiaries of the Company, a copy of which is attached as Exhibit C.

         Hazardous Substances - see Section 9.14.

         Hedging Obligations means, with respect to any Person, all liabilities of such Person under interest rate, currency and commodity swap agreements, cap agreements and collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

         Highest Lawful Rate means, with respect to any indebtedness owed to any Bank hereunder or under any Note, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received by such Bank with respect to such indebtedness under applicable law.

         Immaterial Law means any provision of any Environmental Law the violation of which will not (a) violate any judgment, decree or order which is binding upon the Company or any Subsidiary, (b) result in or threaten any injury to public health or the environment or any material damage to the property of any Person or (c) result in any liability or expense (other than any de minimis liability or expense) for the Company or any Subsidiary; provided that no provision of any Environmental Law shall be an Immaterial Law if the Administrative Agent has notified the Company that the Required Banks have determined in good faith that such provision is material.

         Interest Coverage Ratio means, for any Computation Period, the ratio of
(a) Adjusted EBITDA for such Computation Period plus, if applicable, any Special Charges (net of any Recoveries received or taken) to (b) Interest Expense to the extent payable in cash for such Computation Period.

         Interest Expense means, as to any Person for any Computation Period, the consolidated interest expense of the Company and its Subsidiaries for such Computation Period (including all imputed interest on Capital Leases), excluding any portion thereof attributable to the Baltimore Bonds and the Rhode Island Non-Recourse Debt.

         Interest Period means, as to any Eurodollar Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a Eurodollar Loan and ending on the date one, two, three or six months thereafter, as selected by the Company pursuant to Section 2.2.3; provided that:

                    (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                    (ii) any Interest Period for a Eurodollar Loan that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

                    (iii) the Company may not select any Interest Period for any Revolving Loan which would extend beyond the scheduled Revolving Termination Date; and

                    (iv) (A) the Company may not select any Interest Period for a Term A Loan if, after giving effect to such selection, the aggregate principal amount of all Term A Loans having Interest Periods ending after any date on which an installment of the Term A Loans is scheduled to be repaid would exceed the aggregate principal amount of the Term A Loans scheduled to be outstanding after giving effect to such repayment; and (B) the Company may not select any Interest Period for a Term B Loan if, after giving effect to such selection, the aggregate principal amount of all Term B Loans having Interest Periods ending after any date on which an installment of the Term B Loans is scheduled to be repaid would exceed the aggregate principal amount of the Term B Loans scheduled to be outstanding after giving effect to such repayment; and (C) the Company may not select any Interest Period for an Acquisition Loan if, after giving effect to such selection, the aggregate principal amount of all Acquisition Loans having Interest Periods ending after any date on which an installment of the Acquisition Loans is scheduled to be repaid would exceed the aggregate principal amount of the Acquisition Loans scheduled to be outstanding after giving effect to such repayment.

         Investment means, relative to any Person, (a) any loan or advance made by such Person to any other Person (excluding any commission, travel or similar advances made to directors, officers and employees of the Company or any of its Subsidiaries), (b) any Suretyship Liability of such Person, (c) any ownership or similar interest held by such Person in any other Person and (d) deposits and the like relating to prospective acquisitions of businesses.

         Issuing Bank means Bank of America in its capacity as an issuer of Letters of Credit hereunder and any other Bank which, with the written consent of the Company and the Administrative Agent, is the issuer of one or more Letters of Credit.

         L/C Application means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the applicable Issuing Bank at the time of such request for the type of letter of credit requested; provided that to the extent any such letter of credit application is inconsistent with any provision of this Agreement, the applicable provision of this Agreement shall control.

         LC Fee Rate - see Schedule 1.1.

         Lead Arranger means Banc of America Securities LLC in its capacity as arranger of the facilities hereunder.

         Letter of Credit - see Section 2.1.2.

         Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

         Loan means a Revolving Loan, a Swing Line Loan, an Acquisition Loan, a Term A Loan or a Term B Loan.

         Loan Documents means this Agreement, the Notes, the Guaranty, the L/C Applications and the Collateral Documents.

         Margin Stock means any "margin stock" as defined in Regulation U of the FRB.

         Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole, or (b) a material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against the Company or any Guarantor of any Loan Document.

         Monitoring Agreement means the Amended and Restated Monitoring Agreement dated as of the date hereof among the Company, GTCR Golder Rauner, L.L.C and the TCW/Crescent Lenders.

         Mortgage means a mortgage, deed of trust, leasehold mortgage or similar instrument granting the Administrative Agent a Lien on real property owned or leased by the Company or any Subsidiary.

         Multiemployer Pension Plan means a multiemployer plan, as such term is defined in Section 4001(a)(3) of ERISA, and to which the Company or any member of the Controlled Group may have any liability.

         Net Cash Proceeds means:

         (a) with respect to any Asset Sale, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Subsidiary pursuant to such Asset Sale, net of
                  (i) the direct costs relating to such Asset Sale (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Sale (other than Debt hereunder); and

         (b) with respect to any issuance of equity securities or Debt, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriter's discounts and commissions and legal, accounting and investment banking fees).

         Net Worth means the Company's consolidated stockholders' equity (including the Series D and E Preferred Stock but excluding any equity attributable to any preferred stock which is mandatorily redeemable, or redeemable at the option of the holder thereof, prior to one year following the final stated maturity of the Term B Loans).

         1999 Special Charges means up to $1,500,000 of special charges taken by the Company in the 1999 Fiscal Year (of which not more than $500,000 may be cash payable after the Effective Date).

         Non-Financial Letter of Credit means any Letter of Credit other than a Financial Letter of Credit.

         Non-Use Fee Rate - see Schedule 1.1.

         Note - see Section 3.1.

         Operating Lease means any lease of (or other agreement conveying the right to use) any real or personal property by the Company or any Subsidiary, as lessee, other than any Capital Lease.

         PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         Pension Plan means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         Percentage means an Acquisition Percentage, a Revolving Percentage, a Term A Percentage or a Term B Percentage, as the context may require.

         Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or other entity, whether acting in an individual, fiduciary or other capacity.

         Preferred Stock Purchase Agreement means the Amended and Restated Purchase Agreement dated as of the date hereof among the Company, GTCR Fund VII and the TCW/Crescent Lenders.

         Preferred Stock Registration Agreement means the Amended and Restated Registration Agreement dated as of the date hereof among the Company, GTCR Fund VII, GTCR Capital and the TCW/Crescent Lenders.

         Prime Rate means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America in Charlotte, North Carolina, as its "prime rate". (The "prime rate" is a rate set by Bank of America based upon various factors, including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the "prime rate" announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         Professional Services Agreement means the Professional Services Agreement dated January 27, 2000 between the Company and GTCR Golder Rauner, L.L.C.

         RCRA - see Section 9.14.

         Recoveries means, without duplication, (i) any amounts (including insurance proceeds and proceeds from any judgment or settlement) received by the Company or any Subsidiary arising out of any other matter which gave rise to any Special Charge and (ii) any reversal of any reserve established in connection with any Special Charge.

         Release has the meaning specified in CERCLA and the term "Disposal" (or "Disposed") has the meaning specified in RCRA; provided that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment; and provided, further, that to the extent that the laws of a state wherein any affected property lies establish a meaning for "Release" or "Disposal" which is broader than is specified in either CERCLA or RCRA, such broader meaning shall apply.

         Required Banks means Banks having an aggregate Total Percentage of more than 50%.

         Restated Security Agreement means the Restated Security Agreement among the Company, various subsidiaries and the Administrative Agent, a copy of which is attached as Exhibit D.

         Revolving Commitment means, as to any Bank, such Bank's commitment to make Revolving Loans, to participate in Swing Line Loans and to issue or participate in Letters of Credit under this Agreement.

         Revolving Commitment Amount means $30,000,000, as such amount may be reduced from time to time pursuant to Section 6.2.

         Revolving Loan - see Section 2.1.1.

         Revolving Outstandings means, at any time, the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans plus the aggregate Stated Amount of all Letters of Credit.

         Revolving Percentage means, as to any Bank, the percentage which (a) the Revolving Commitment of such Bank (or, after termination of the Revolving Commitments, the principal amount of such Bank's Revolving Loans) is of (b) the aggregate amount of Revolving Commitments (or after termination of the Revolving Commitments, the aggregate principal amount of all Revolving Loans); provided that, if and so long as any Bank fails to fund its participation in any Letter of Credit or Swing Line Loan when required by Section 2.3.5 or 2.4.3, such Bank's Revolving Percentage shall be deemed for purposes of this definition to be reduced to the extent of the defaulted amount and the Revolving Percentage of the Issuing Bank or the Swing Line Bank, as applicable, shall be deemed for purposes of this definition to be increased to such extent. The initial Revolving Percentage of each Bank is set forth across from such Bank's name on
Schedule 2.1.

         Revolving Termination Date means the earlier to occur of (a) July 27, 2005 or (b) such other date on which the Revolving Commitments terminate pursuant to Section 6 or 12.

         Rhode Island Facility means the facility and related equipment constructed and/or purchased for the Rhode Island Project.

         Rhode Island Non-Recourse Debt means Debt incurred for the purpose of constructing or purchasing equipment for the Rhode Island Project which is non-recourse to the Company and its Subsidiaries (except for customary warranties given in connection with non-recourse Debt) and which, in any event, has terms reasonably acceptable to the Administrative Agent.

         Rhode Island Project means the proposed project pursuant to which Providence Soils, LLC would develop a soil manufacturing facility for the processing of biosolids to be located in Johnstown, Rhode Island for which a proposal was submitted in respect to a request for proposals by the Rhode Island Resource Recovery Corporation.

         SEC means the Securities and Exchange Commission.

         Senior Funded Debt means the remainder of (a) Funded Debt minus (b) Subordinated Debt.

         Senior Leverage Ratio means, for any Computation Period, the ratio of
(i) Senior Funded Debt as of the last day of such Computation Period to (ii) Adjusted EBITDA for such Computation Period.

         Series D Preferred Stock means the Series D preferred stock, $.002 par value per share, of the Company issued pursuant to the Certificate of Designation dated January 27, 2000.

         Series E Preferred Stock means the Series E preferred stock, $.002 par value per share, of the Company issued pursuant to the Certificate of Designation dated June 14, 2000.

         Special Charges means 1999 Special Charges and any charge taken by the Company with respect to below market stock option prices provided for stock options granted to its employees in connection with investments by GTCR Capital and/or GTCR Fund VII and/or their respective Affiliates and/or any TCW/Crescent Lender (provided that any such stock option shall be granted no later than one year following the relevant investment).

         Stated Amount means, with respect to any Letter of Credit at any date of determination, the maximum aggregate amount available for drawing thereunder at any time during the then ensuing term of such Letter of Credit under any and all circumstances, plus the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

         Stockholders Agreement means the Stockholders Agreement dated as of the date hereof among the Company, GTCR Capital, GTCR Fund VII and the TCW/Crescent Lenders.

         Subordinated Debt means (a) the Subordinated Loans, and (b) any other Debt of the Company which has maturities and other terms, and which is subordinated to the obligations of the Company and its Subsidiaries hereunder and under the other Loan Documents in a manner, approved in writing by the Required Banks.

         Subordinated Loan Agreement means the Amended and Restated Senior Subordinated Loan Agreement dated as of the date hereof among the Company, GTCR Capital and the TCW/Crescent Lenders.

         Subordinated Loans means the loans, in maximum aggregate principal amount of up to $125,000,000 made to the Company pursuant to the Subordinated Loan Agreement.

         Subordination Agreement means the Amended and Restated Subordination and Intercreditor Agreement dated as of the date hereof among GTCR Capital, the TCW/Crescent Lenders and the Administrative Agent.

         Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

         Subsidiary Pledge Agreement means each pledge agreement substantially in the form of Exhibit F issued by any Subsidiary.

         Suretyship Liability means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

         Swing Line Bank means Bank of America in its capacity as swing line lender hereunder, together with any replacement swing line lender arising under
Section 13.9.

         Swing Line Loan - see Section 2.4.1.

         TCW/Crescent Lenders means, collectively, TCW/Crescent Mezzanine Partners II, L.P., TCW/Crescent Mezzanine Trust II, TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P. and TCW Leveraged Income Trust IV, L.P.

         Term A Commitment means, as to any Bank, such Bank's obligation to make Term A Loans pursuant to Section 2.1.3(a).

         Term A Loan - see Section 2.1.3(a).

         Term A Percentage means, as to any Bank, the percentage which (a) the Term A Commitment of such Bank (or, after the making of the Term A Loans, the principal amount of such Bank's Term A Loans) is of (b) the aggregate amount of Term A Commitments (or after the making of the Term A Loans, the aggregate principal amount of all Term A Loans). The initial Term A Percentage of each Bank is set forth across from such Bank's name on Schedule 2.1.

         Term B Commitment means, as to any Bank, such Bank's obligation to make Term B Loans pursuant to Section 2.1.3(b).

         Term B Loan - see Section 2.1.3(b).

         Term B Percentage means, as to any Bank, the percentage which (a) the Term B Commitment of such Bank (or, after the making of the Term B Loans, the principal amount of such Bank's Term B Loan) is of (b) the aggregate amount of Term B Commitments (or after the making of the Term B Loans, the aggregate principal amount of all Term B Loans). The initial Term B Percentage of each Bank is set forth across from such Bank's name on Schedule 2.1.

         Term Loans means, collectively, the Term A Loans and the Term B Loans.

         Total Leverage Ratio means, for any Computation Period, the ratio of
(i) Funded Debt as of the last day of such Computation Period to (ii) Adjusted EBITDA for such Computation Period.

         Total Percentage means, as to any Bank, the percentage which (a) the Revolving Commitment of such Bank plus the Acquisition Commitment of such Bank plus the unpaid principal amount of the Term Loans of such Bank (plus, after the termination of the Revolving Commitments, the sum of the unpaid principal amount of the Revolving Loans and the Swing Line Loans of such Bank plus the participations of such Bank in all Letters of Credit, plus, after the termination of the Acquisition Commitments, the sum of the unpaid principal amount of the Acquisition Loans of such Bank) is of (b) the sum of the Commitments of all Banks plus the unpaid principal amount of all Term Loans (plus, after the termination of the Revolving Commitments, the sum of the unpaid principal amount of all Revolving Loans plus all Swing Line Loans plus the Stated Amount of all Letters of Credit, plus, after the termination of the Acquisition Commitments, the sum of the unpaid principal amount of all Acquisition Loans);

provided that if and so long as any Bank fails to fund its participation in any Letter of Credit or Swing Line Loan when required by Section 2.3.5 or 2.4.3, such Bank's Total Percentage shall be deemed for purposes of this definition to be reduced to the extent of the defaulted amount and the Total Percentage of the Issuing Bank or the Swing Line Bank, as applicable, shall be deemed for purposes of this definition to be increased to such extent.

         Type of Loan or Borrowing - see Section 2.2.1. The types of Loans or borrowings under this Agreement are as follows: Base Rate Loans or borrowings and Eurodollar Loans or borrowings.

         Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

         1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (c) The term "including" is not limiting and means "including without limitation."

                  (i) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

         (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

         (e) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

         (f) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company, the Banks and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Administrative Agent or the Banks merely because of the Administrative Agent's or Banks' involvement in their preparation.

         1.3 Reallocation of Percentages and Revolving Loans.

         (a) The Company and each Bank agree that, effective on the Effective Date, (i) this Agreement shall amend and restate in its entirety the Existing Agreement and (ii) the Percentages of the Banks shall be reallocated in accordance with the terms hereof.

         (b) To facilitate the reallocation described in clause (a), on the Effective Date, (i) all "Term A Loans" under the Existing Agreement shall be deemed to be Term A Loans, and all "Term B Loans" under the Existing Agreement shall be deemed to be Term B Loans, (ii) each Bank which is a party to the Existing Agreement (an "Existing Bank") shall transfer to the Administrative Agent an amount equal to the excess, if any, of such Bank's Percentage of all outstanding Term A Loans and Term B Loans hereunder (including any Term A Loans and Term B Loans requested by the Company on the Effective Date) over the amount of all of such Bank's "Term A Loans" and "Term B Loans", respectively, under the Existing Agreement, (iii) each Bank which is not a party to the Existing Agreement shall transfer to the Administrative Agent an amount equal to such Bank's Percentage of all outstanding Term A Loans and Term B Loans hereunder (including any Term A Loans and Term B Loans requested by the Company on the Effective Date), (iv) the Administrative Agent shall apply the funds received from the Banks pursuant to clauses (ii) and (iii), first, on behalf of the Banks (pro rata according to the amount of the loans each is required to purchase to achieve the reallocation described in clause (a)), to purchase from each Existing Bank which has "Term A Loans" or "Term B Loans" under the Existing Agreement in excess of such Bank's Percentage of all then- outstanding Term A Loans and Term B Loans, respectively, hereunder (including any Term A Loans and Term B Loans requested by the Company on the Effective Date), a portion of such loans equal to such excess, second, to pay to each Existing Bank all interest, fees and other amounts (including amounts payable pursuant to Section 8.4 of the Existing Agreement, assuming for such purpose that the loans under the Existing Agreement were prepaid rather than reallocated on the Effective Date) owed to such Existing Bank under the Existing Agreement (whether or not otherwise then due) and, third, as the Company shall direct, (v) the Company shall select new Interest Periods to apply to all Term A Loans and Term B Loans hereunder (or, to the extent the Company fails to do so, such Loans shall be Base Rate Loans).

         SECTION 2 COMMITMENTS OF THE BANKS; BORROWING AND CONVERSION PROCEDURES; LETTER OF CREDIT PROCEDURES; SWING LINE LOANS.

          2.1 Commitments. On and subject to the terms and conditions of this Agreement, each of the Banks, severally and for itself alone, agrees to make loans to, and to issue or participate in the issuance of letters of credit for the account of, the Company as follows:

          2.1.1 Revolving Loans. Each Bank will make loans on a revolving basis ("Revolving Loans") from time to time before the Revolving Termination Date in such Bank's Revolving

Percentage of such aggregate amounts as the Company may from time to time request from all Banks; provided that the Revolving Outstandings shall not at any time exceed the Revolving Commitment Amount.

          2.1.2 L/C Commitment. (a) The Issuing Banks will issue standby letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the applicable Issuing Bank and the Company (each a "Letter of Credit"), at the request of and for the account of the Company (or jointly for the account of the Company and any Subsidiary) from time to time before the date which is 30 days prior to the scheduled Revolving Termination Date and (b) as more fully set forth in Section 2.3.5, each Bank agrees to purchase a participation in each such Letter of Credit; provided that (i) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $20,000,000 and (ii) the Revolving Outstandings shall not at any time exceed the Revolving Commitment Amount.

         2.1.3 Term Loans. (a) Each Bank will make a single term loan (each a "Term A Loan") on the Effective Date in such Bank's Term A Percentage of $50,000,000.

         (b) Each Bank will make a single term loan (each a "Term B Loan") on the Effective Date in such Bank's Term B Percentage of $100,000,000.

         (c) Amounts repaid with respect to Term A Loans or Term B Loans may not be reborrowed.

         2.1.4 Acquisition Loans. Each Bank will make loans on a revolving basis ("Acquisition Loans") from time to time before the Acquisition Termination Date in such Bank's Acquisition Percentage of such aggregate amounts as the Company may from time to time request from all Banks; provided that the Acquisition Loans shall not at any time exceed the Acquisition Commitment Amount.

         2.2 Loan Procedures.

         2.2.1 Various Types of Loans. Each Revolving Loan, Acquisition Loan, Term A Loan and Term B Loan shall be either a Base Rate Loan or a Eurodollar Loan (each a "type" of Loan), as the Company shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3. Eurodollar Loans having the same Interest Period are sometimes called a "Group" or collectively "Groups". Base Rate Loans and Eurodollar Loans may be outstanding at the same time, provided that (i) not more than ten different Groups of Eurodollar Loans shall be outstanding at any one time, (ii) the aggregate principal amount of each Group of Eurodollar Loans shall at all times be at least $1,000,000 and an integral multiple of $500,000 and (iii) unless the Administrative Agent otherwise consents, during the 90 days immediately following the Effective Date, the Company may not select any Interest Period longer than one month. All borrowings, conversions and repayments of Loans shall be effected so that each Bank will have a pro rata share (according to its Percentage) of all types and Groups of Loans.

         2.2.2 Borrowing Procedures. The Company shall give written notice or telephonic notice (followed promptly by written confirmation thereof) to the Administrative Agent of each proposed borrowing not later than (a) in the case of a Base Rate borrowing, 10:00 A.M., Chicago time, on the proposed date of such borrowing, and (b) in the case of a Eurodollar borrowing, 10:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a Eurodollar borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Administrative Agent shall advise each Bank thereof. Not later than 1:00 p.m., Chicago time, on the date of a proposed borrowing, each Bank shall provide the Administrative Agent at the office specified by the Administrative Agent with immediately available funds covering such Bank's Percentage of such borrowing and, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in Section 11 with respect to such borrowing have not been satisfied, the Administrative Agent shall pay over the requested amount to the Company on the requested borrowing date. Each borrowing shall be on a Business Day. Each borrowing shall be in an aggregate amount of at least $500,000 and an integral multiple of $100,000.

         2.2.3 Conversion and Continuation Procedures. (a) Subject to the provisions of Section 2.2.1, the Company may, upon irrevocable written notice to the Administrative Agent in accordance with clause (b) below:

                  (i) elect, as of any Business Day, to convert any outstanding Loan into a Loan of a different type; or

                  (ii) elect, as of the last day of the applicable Interest Period, to continue any Group of Eurodollar Loans having an Interest Period expiring on such day (or any part thereof in an aggregate amount not less than $500,000 or a higher integral multiple of $100,000) for a new Interest Period.

         (b) The Company shall give written or telephonic (followed promptly by written confirmation thereof) notice to the Administrative Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 10:00 a.m., Chicago time, on the proposed date of such conversion; and (ii) in the case of a conversion into or continuation of Eurodollar Loans, 10:00 a.m., Chicago time, at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

                  (1)      the proposed date of conversion or continuation;

                  (2) the aggregate amount of Loans to be converted or continued;

                  (3) the type of Loans resulting from the proposed conversion or continuation; and

                  (4) in the case of conversion into, or continuation of, Eurodollar Loans, the duration of the requested Interest Period therefor.

         (b) If upon expiration of any Interest Period applicable to any Eurodollar Loan, the Company has failed to select timely a new Interest Period to be applicable to such Eurodollar Loan, the Company shall be deemed to have elected to convert such Eurodollar Loan into a Base Rate Loan effective on the last day of such Interest Period.

         (c) The Administrative Agent will promptly notify each Bank of its receipt of a notice of conversion or continuation pursuant to this Section 2.4 or, if no timely notice is provided by the Company, of the details of any automatic conversion.

         (d) Unless the Required Banks otherwise consent, during the existence of any Event of Default or Unmatured Event of Default, the Company may not elect to have a Base Rate Loan converted into or continued as a Eurodollar Loan.

         2.3 Letter of Credit Procedures.

         2.3.1 L/C Applications. The Company shall give notice to the Administrative Agent and the applicable Issuing Bank of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the Administrative Agent and such Issuing Bank shall agree in any particular instance) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by the Company (together with any Subsidiary for the account of which the related Letter of Credit is to be issued) and in all respects satisfactory to the Administrative Agent and the applicable Issuing Bank, together with such other documentation as the Administrative Agent or such Issuing Bank may reasonably request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than seven days prior to the Revolving Termination Date) and whether such Letter of Credit is to be transferable in whole or in part. So long as the applicable Issuing Bank has not received written notice that the conditions precedent set forth in Section 11 with respect to the issuance of such Letter of Credit have not been satisfied, such Issuing Bank shall issue such Letter of Credit on the requested issuance date. Each Issuing Bank shall promptly advise the Administrative Agent of the issuance of each Letter of Credit by such Issuing Bank and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder.

         2.3.2 Participations in Letters of Credit. Concurrently with the issuance of each Letter of Credit, the applicable Issuing Bank shall be deemed to have sold and transferred to each other

Bank, and each other Bank shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such other Bank's Revolving Percentage, in such Letter of Credit and the Company's reimbursement obligations with respect thereto. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the applicable Issuing Bank's "participation" therein. Each Issuing Bank hereby agrees, upon request of the Administrative Agent or any Bank, to deliver to such Bank a list of all outstanding Letters of Credit issued by such Issuing Bank, together with such information related thereto as such Bank may reasonably request.

         2.3.3 Reimbursement Obligations. The Company hereby unconditionally and irrevocably agrees to reimburse the applicable Issuing Bank for each payment or disbursement made by such Issuing Bank under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that such Issuing Bank is reimbursed by the Company therefor, payable on demand, at a rate per annum equal to the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect plus, beginning on the third Business Day after receipt of notice from the Issuing Bank of such payment or disbursement, 2%. The applicable Issuing Bank shall notify the Company and the Administrative Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of such Issuing Bank to so notify the Company shall not affect the rights of such Issuing Bank or the Banks in any manner whatsoever.

         2.3.4 Limitation on Obligations of Issuing Banks. In determining whether to pay under any Letter of Credit, no Issuing Bank shall have any obligation to the Company or any Bank other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon such Issuing Bank any liability to the Company or any Bank and shall not reduce or impair the Company's reimbursement obligations set forth in Section 2.3.3 or the obligations of the Banks pursuant to Section 2.3.5.

         2.3.5 Funding by Banks to Issuing Banks. If an Issuing Bank makes any payment or disbursement under any Letter of Credit and the Company has not reimbursed such Issuing Bank in full for such payment or disbursement by 10:00 A.M., Chicago time, on the date of such payment or disbursement, or if any reimbursement received by such Issuing Bank from the Company is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Company or otherwise, each other Bank shall be obligated to pay to the Administrative Agent for the account of such Issuing Bank, in full or partial payment of the purchase price of its participation in such Letter of Credit, its pro rata share (according to its Revolving Percentage) of such payment or disbursement (but no such payment shall diminish the obligations of the

Company under Section 2.3.3), and upon notice from the applicable Issuing Bank, the Administrative Agent shall promptly notify each other Bank thereof. Each other Bank irrevocably and unconditionally agrees to so pay to the Administrative Agent in immediately available funds for the applicable Issuing Bank's account the amount of such other Bank's Revolving Percentage of such payment or disbursement. If and to the extent any Bank shall not have made such amount available to the Administrative Agent by 2:00 P.M., Chicago time, on the Business Day on which such Bank receives notice from the Administrative Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Bank agrees to pay interest on such amount to the Administrative Agent for the applicable Issuing Bank's account forthwith on demand for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect. Any Bank's failure to make available to the Administrative Agent its Revolving Percentage of any such payment or disbursement shall not relieve any other Bank of its obligation hereunder to make available to the Administrative Agent such other Bank's Revolving Percentage of such payment, but no Bank shall be responsible for the failure of any other Bank to make available to the Administrative Agent such other Bank's Revolving Percentage of any such payment or disbursement.

         2.4 Swing Line Loans.

         2.4.1 Swing Line Loans. Subject to the terms and conditions of this Agreement, the Swing Line Bank may from time to time, in its discretion, make loans to the Company (collectively the "Swing Line Loans" and individually each a "Swing Line Loan") in accordance with this Section 2.4 in an aggregate amount not at any time exceeding $5,000,000; provided that the Revolving Outstandings shall not at any time exceed the Revolving Commitment Amount. Amounts borrowed under this Section 2.4 may be borrowed, repaid and (subject to the agreement of the Swing Line Bank) reborrowed until the Revolving Termination Date.

         2.4.2 Swing Line Loan Procedures. The Company shall give written or telephonic notice to the Administrative Agent (which shall promptly inform the Swing Line Bank) of each proposed Swing Line Loan not later than 12:00 noon, Chicago time, on the proposed date of such Swing Line Loan. Each such notice shall be effective upon receipt by the Administrative Agent and shall specify the date and amount of such Swing Line Loan, which shall be not less than $100,000 or a higher integral multiple thereof. So long as the Swing Line Bank has not received written notice that the conditions precedent set forth in
Section 11 with respect to the making of such Swing Line Loan have not been satisfied, the Swing Line Bank may make the requested Swing Line Loan. If the Swing Line Bank agrees to make the requested Swing Line Loan, the Swing Line Bank shall pay over the requested amount to the Company on the requested borrowing date. Concurrently with the making of any Swing Line Loan, the Swing Line Bank shall be deemed to have sold and transferred, and each other Bank shall be deemed to have purchased and received from the Swing Line Bank, an undivided interest and participation to the extent of such other Bank's Revolving Percentage in such Swing Line Loan (but such participation shall remain unfunded until required to be funded pursuant to
Section 2.4.3).

         2.4.3 Refunding of, or Funding of Participations in, Swing Line Loans. The Swing Line Bank may at any time, in its sole discretion, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Bank to act on its behalf) deliver a notice to the Administrative Agent requesting that each Bank (including the Swing Line Bank in its individual capacity) make a Revolving Loan (which shall be a Floating Rate Loan) in such Bank's Revolving Percentage of the aggregate amount of Swing Line Loans outstanding on such date for the purpose of repaying all Swing Line Loans (and, upon receipt of the proceeds of such Revolving Loans, the Administrative Agent shall apply such proceeds to repay Swing Line Loans); provided that if the conditions precedent to a borrowing of Revolving Loans are not then satisfied or for any other reason the Banks may not then make Revolving Loans, then instead of making Revolving Loans each Bank (other than the Swing Line Bank) shall become immediately obligated to fund its participation in all outstanding Swing Line Loans and shall pay to the Administrative Agent for the account of the Swing Line Bank an amount equal to such Bank's Revolving Percentage of such Swing Line Loans. If and to the extent any Bank shall not have made such amount available to the Administrative Agent by 2:00 P.M., Chicago time, on the Business Day on which such Bank receives notice from the Administrative Agent of its obligation to fund its participation in Swing Line Loans (it being understood that any such notice received after 12:00 noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Bank agrees to pay interest on such amount to the Administrative Agent for the Swing Line Bank's account forthwith on demand for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect. Any Bank's failure to make available to the Administrative Agent its Revolving Percentage of the amount of all outstanding Swing Line Loans shall not relieve any other Bank of its obligation hereunder to make available to the Administrative Agent such other Bank's Revolving Percentage of such amount, but no Bank shall be responsible for the failure of any other Bank to make available to the Administrative Agent such other Bank's Revolving Percentage of any such amount.

         2.4.4 Repayment of Participations. Upon (and only upon) receipt by the Administrative Agent for the account of the Swing Line Bank of immediately available funds from or on behalf of the Company (a) in reimbursement of any Swing Line Loan with respect to which a Bank has paid the Administrative Agent for the account of the Swing Line Bank the amount of such Bank's participation therein or (b) in payment of any interest on a Swing Line Loan, the Administrative Agent will pay to such Bank its pro rata share (according to its Revolving Percentage) thereof (and the Swing Line Bank shall receive the amount otherwise payable to any Bank which did not so pay the Administrative Agent the amount of such Bank's participation in such Swing Line Loan).

         2.4.5 Participation Obligations Unconditional. (a) Each Bank's obligation to make available to the Administrative Agent for the account of the Swing Line Bank the amount of its participation interest in all Swing Line Loans as provided in Section 2.4.3 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Swing Line Bank or any other Person, (ii) the occurrence or continuance of an Event of Default or Unmatured Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Company or any Subsidiary thereof, (iv) any termination of the Revolving Commitments or (v) any other circumstance, happening or event whatsoever.

         (b) Notwithstanding the provisions of clause (a) above, no Bank shall be required to purchase a participation interest in any Swing Line Loan if, prior to the making by the Swing Line Bank of such Swing Line Loan, the Swing Line Bank received written notice specifying that one or more of the conditions precedent to the making of such Swing Line Loan were not satisfied and, in fact, such conditions precedent were not satisfied at the time of the making of such Swing Line Loan.

         2.5 Commitments Several. The failure of any Bank to make a requested Loan on any date shall not relieve any other Bank of its obligation (if any) to make a Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make any Loan to be made by such other Bank.

         2.6 Certain Conditions. Notwithstanding any other provision of this Agreement, no Bank shall have an obligation to make any Loan, and no Issuing Bank shall have any obligation to issue any Letter of Credit, if an Event of Default or Unmatured Event of Default exists.

         SECTION 3 NOTES EVIDENCING LOANS.

         3.1 Notes. The Loans of each Bank shall be evidenced by a promissory note substantially in the form set forth in Exhibit A, with appropriate insertions, payable to the order of such Bank in the principal amount of all of such Bank's Loans hereunder.

         3.2 Recordkeeping. Each Bank shall record in its records, or at its option on the schedule attached to its Note, the date and amount of each Loan made by such Bank, each repayment or conversion thereof and, in the case of each Eurodollar Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

         SECTION 4 INTEREST.

         4.1 Interest Rates. The Company promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date such Loan is advanced until such Loan is paid in full as follows:

         (a) in the case of Revolving Loans, Acquisition Loans and Term Loans,
(i) at all times such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the applicable Base Rate Margin from time to time in effect; and (ii) at all times such Loan is a Eurodollar Loan, at a rate per annum equal to the sum of the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus the applicable Eurodollar Margin from time to time in effect; and

         (b) in the case of Swing Line Loans, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the applicable Base Rate Margin from time to time in effect;

provided that, unless the Required Banks otherwise agree in writing, at any time an Event of Default exists the interest rate applicable to each Loan shall be increased by 2%.

         4.2 Interest Payment Dates. Accrued interest on each Base Rate Loan and Swing Line Loan shall be payable in arrears on the last Business Day of each calendar month and at maturity. Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a Eurodollar Loan with a six-month Interest Period, on the three-month anniversary of the first day of such Interest Period) and at maturity. After maturity, accrued interest on all Loans shall be payable on demand.

         4.3 Setting and Notice of Eurodollar Rates. The applicable Eurodollar Rate for each Interest Period shall be determined by the Administrative Agent, and notice thereof shall be given by the Administrative Agent promptly to the Company and each Bank. Each determination of the applicable Eurodollar Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Administrative Agent shall, upon written request of the Company or any Bank, deliver to the Company or such Bank a statement showing the computations used by the Administrative Agent in determining any applicable Eurodollar Rate hereunder.

         4.4 Computation of Interest. All determinations of interest for Base Rate Loans and Swing Line Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. All other computations of interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

         SECTION 5 FEES.

         5.1 Non-Use Fee. The Company agrees to pay to the Administrative Agent for the account of each Bank a non-use fee, for the period from the Effective Date to the later of the Revolving Termination Date and the Acquisition Termination Date, at a rate per annum equal to the Non-Use Fee Rate in effect from time to time of the daily average of such Bank's Revolving Percentage of the unused amount of the Revolving Commitment Amount and/or such Bank's Acquisition Percentage of the unused amount of the Acquisition Commitment Amount. For purposes of calculating usage under this Section, the Revolving Commitment Amount shall be deemed used to the extent of the sum of the aggregate outstanding principal amount of all Revolving Loans and the Stated Amount of Letters of Credit at such time and the Acquisition Commitment Amount shall be deemed used to the extent of the aggregate outstanding principal amount of all Acquisition Loans at such time. Such non-use fee shall be payable in arrears on the last Business Day of each calendar quarter and on the later of the Revolving Termination Date and the Acquisition Termination Date for any period then ending for which such non-use fee shall not have theretofore been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

         5.2 Letter of Credit Fees. (a) The Company agrees to pay to the Administrative Agent for the account of the Banks pro rata according to their respective Revolving Percentages a letter of credit fee for each Letter of Credit in an amount equal to the applicable LC Fee Rate (based on the type of Letter of Credit) per annum in effect from time to time of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days); provided that, unless the Required Banks otherwise agree in writing, the rate applicable to each Letter of Credit shall be increased by 2% at any time that an Event of Default exists. Such letter of credit fee shall be payable in arrears on the last Business Day of each calendar quarter and on the Revolving Termination Date (and, if any Letter of Credit remains outstanding on the Revolving Termination Date, thereafter on demand) for the period from the date of the issuance of each Letter of Credit to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

         (b) The Company agrees to pay each Issuing Bank a fronting fee for each Letter of Credit issued by such Issuing Bank in the amount separately agreed to between the Company and such Issuing Bank.

         (c) In addition, with respect to each Letter of Credit, the Company agrees to pay to the applicable Issuing Bank, for its own account, such fees and expenses as such Issuing Bank customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations.

         5.3 Up-Front and Funding Fees. The Company agrees to pay to the Administrative Agent for the account of the Banks pro rata according to their respective percentages such up-front and funding fees as are mutually agreed to by the Company and the Banks.

         5.4 Administrative Agent's and Lead Arranger's Fees. The Company agrees to pay to the Administrative Agent and the Lead Arranger such fees as are mutually agreed to from time to time by the Company, the Administrative Agent and the Lead Arranger.

         SECTION 6 REPAYMENT OF LOANS; REDUCTION AND TERMINATION OF THE COMMITMENTS; PREPAYMENTS.

         6.1 Repayment of Loans. (a) The Term A Loans shall be repaid in installments on the dates, and in the amounts, set forth on Schedule 6.1(a). Each such installment shall be applied to repay the Term A Loans of the Banks according to their respective Term A Percentages.

         (b) The Term B Loans shall be repaid in installments on the dates, and in the amounts, set forth on Schedule 6.1(b). Each such installment shall be applied to repay the Term B Loans of the Banks according to their respective Term B Percentages.

         (c) The Acquisition Loans shall be repaid in installments on the dates, and in the percentages of the aggregate principal amount of all Acquisition Loans outstanding on the Acquisition Termination Date, set forth on Schedule 6.1(c). Each such installment shall be applied to repay the Acquisition Loans of the Banks according to their respective Acquisition Percentages.

         (d) All Revolving Loans and Swing Line Loans outstanding on the Revolving Termination Date shall be repaid in full on the Revolving Termination Date.

         6.2 Reductions of the Commitments.

         6.2.1 Voluntary Reduction or Termination of the Revolving Commitments. The Company may from time to time on at least five Business Days' prior written notice received by the Administrative Agent (which shall promptly advise each Bank thereof) permanently reduce the Revolving Commitment Amount to an amount not less than the Revolving Outstandings. Any such reduction shall be in an amount not less than $5,000,000 or a higher integral multiple of $1,000,000. The Company may at any time on like notice terminate the Revolving Commitments upon payment in full of all Revolving Loans and Swing Line Loans and all other obligations of the Company hereunder in respect of such Loans and cash collateralization in full, pursuant to documentation in form and substance reasonably satisfactory to the Issuing Banks, of all obligations arising with respect to the Letters of Credit. All reductions of the Revolving Commitment Amount shall reduce the Revolving Commitments pro rata among the Banks according to their respective Revolving Percentages.

         6.2.2 Mandatory Reductions of the Revolving Commitment Amount. Concurrently with the receipt by the Company or any Subsidiary of any Applicable Revolving Proceeds, the Revolving Commitment Amount shall be reduced by an amount equal to 100% of such Applicable Revolving Proceeds (rounded down, if necessary, to an integral multiple of

$100,000); provided that no such reduction shall be required unless the aggregate amount of such Applicable Revolving Proceeds so received together with all Applicable Revolving Proceeds previously received and not previously applied to reduce the Revolving Commitment Amount pursuant to this Section 6.2.1 exceeds $100,000.

         6.2.3 Voluntary Reduction of the Acquisition Commitments. The Company may from time to time on at least five Business Days' prior written notice received by the Administrative Agent (which shall promptly advise each Bank thereof) permanently reduce the Acquisition Commitment Amount. Any such reduction shall be in the amount of $1,000,000 or an integral multiple thereof. All reductions of the Acquisition Commitment Amount shall reduce the Acquisition Commitments pro rata among the Banks according to their respective Acquisition Percentages.

         6.2.4 Mandatory Reductions of the Acquisition Commitment Amount. Concurrently with the receipt by the Company or any Subsidiary of any Applicable Acquisition Proceeds prior to the Acquisition Termination Date, the Acquisition Commitment Amount shall be reduced by an amount equal to 100% of such Applicable Acquisition Proceeds (rounded down, if necessary, to an integral multiple of $100,000); provided that no such reduction shall be required unless the aggregate amount of such Applicable Acquisition Proceeds so received together with all Applicable Acquisition Proceeds previously received and not previously applied to reduce the Acquisition Commitment Amount pursuant to this Section
6.2.4 exceeds $100,000.

         6.2.5 Mandatory Termination of the Acquisition Commitments. The Acquisition Commitments shall terminate on the Acquisition Termination Date.

         6.3 Prepayments.

         6.3.1 Voluntary Prepayments. The Company may from time to time prepay Loans in whole or in part, without premium or penalty, provided that the Company shall give the Administrative Agent (which shall promptly advise each Bank) notice thereof not later than 10:00 A.M. (or, in the case of prepayment of Swing Line Loans, 12:00 noon), Chicago time, on the date of such prepayment (which shall be a Business Day), specifying the Loans to be prepaid (subject to Section 6.3.3) and the date and amount of prepayment. Each partial prepayment of Revolving Loans shall be in a principal amount of $100,000 or a higher integral multiple thereof. Each partial prepayment of Term Loans shall be in a principal amount of $300,000 or a higher integral multiple of $100,000. Each partial prepayment of Acquisition Loans shall be in a principal amount of $300,000 or a higher integral multiple of $100,000. Any prepayment of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4.

         6.3.2 Mandatory Prepayments.

         (a) On each date on which the Revolving Commitment Amount is reduced pursuant to Section 6.2.2, the Company shall prepay Revolving Loans in the amount, if any, by which the Revolving Outstandings exceed the Revolving Commitments after giving effect to such reduction. On each date on which the Acquisition Commitment Amount is reduced pursuant to Section 6.2.4, the Company shall prepay Acquisition Loans in the amount, if any, by which the Acquisition Loans exceed the Acquisition Commitments after giving effect to such reduction.

         (b) Within 95 days after the end of each Fiscal Year, the Company shall make a prepayment of the Term Loans and (on and after the Acquisition Termination Date) the Acquisition Loans in an amount equal to the Specified Percentage (as defined below) of Excess Cash Flow for such Fiscal Year. The "Specified Percentage" shall be (i) 75% until the date on which the Company has delivered financial statements demonstrating that the Total Leverage Ratio has been less than 3.0 to 1.0 as of the last day of two consecutive Fiscal Quarters and (ii) 50% thereafter.

         (c) Concurrently with the receipt by the Company or any Subsidiary of any Applicable Asset Sale Proceeds, the Company shall make a prepayment of the Term Loans and (on and after the Acquisition Termination Date) the Acquisition Loans in an amount equal to 100% of such Applicable Asset Sale Proceeds (rounded down, if necessary, to an integral multiple of $100,000); provided that no such prepayment shall be required unless the aggregate amount of Applicable Asset Sale Proceeds so received together with all Applicable Asset Sale Proceeds previously received and not previously applied to prepay Term Loans and Acquisition Loans pursuant to this clause (c) exceeds $250,000.

         (d) Concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from the issuance of any Debt (other than Debt permitted by Section 10.7), the Company shall make a prepayment of the Term Loans and (on and after the Acquisition Termination Date) the Acquisition Loans in an amount equal to 100% of such Net Cash Proceeds.

         (e) Concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from the issuance of any equity securities of the Company or any Subsidiary (other than issuances to employees in an aggregate amount not to exceed $1,500,000; issuances to GTCR Capital, GTCR Fund VII, the TCW/Crescent Lenders and each of their respective Affiliates; and issuances in connection with acquisitions permitted hereunder), the Company shall make a prepayment of the Term Loans and (on and after the Acquisition Termination Date) the Acquisition Loans in an amount equal to 75% of such Net Cash Proceeds.

         (f) In the event a prepayment of Subordinated Loans would be required under the Subordinated Loan Agreement by reason of excess cash flow, asset sale proceeds, debt issuance proceeds or equity issuance proceeds, including under
Section 3.5 of the Subordinated Loan

Agreement, but a prepayment of Loans hereunder would not otherwise be required, the Company shall make a prepayment of the Loans in the amount that would otherwise be required to be prepaid on the Subordinated Loans, on the Business Day preceding the otherwise required date of prepayment under the Subordinated Loan Agreement, such prepayment to be applied among the Loans and/or to the reduction of the Revolving Commitment Amount and the Acquisition Commitment Amount as provided for the source of prepayment in the foregoing clauses (b) through (e) of this Section 6.3.2.

         6.3.3 Application of Prepayments of Term Loans and Acquisition Loans. Each prepayment of Term Loans and (on and after the Acquisition Termination
Date) Acquisition Loans shall be applied pro rata to the outstanding Term A Loans, Term B Loans and Acquisition Loans, in each case to the remaining installments thereof on a pro rata basis; provided that any Bank holding a Term B Loan may, at its option by notice to the Administrative Agent on or before the date of the applicable prepayment (but only if and to the extent that Term A Loans or Acquisition Loans are outstanding), decline to accept the portion of any prepayment required by Section 6.3.2, and in such event such portion shall be applied to prepay Term A Loans and (on and after the Acquisition Termination
Date) Acquisition Loans. Except as set forth in the proviso to the preceding sentence, prepayments shall be applied pro rata to the applicable Loans of all Banks in accordance with their Percentages.

         SECTION 7 MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

         7.1 Making of Payments. All payments of principal of or interest on the Loans, and of all non-use fees and Letter of Credit fees, shall be made by the Company to the Administrative Agent in immediately available funds at the office specified by the Administrative Agent not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the next following Business Day. The Administrative Agent shall promptly remit to each Bank its share of all such payments received in collected funds by the Administrative Agent for the account of such Bank. All payments under Section 8.1 shall be made by the Company directly to the Bank entitled thereto.

         7.2 Application of Certain Payments. Subject to the requirements of
Section 6.3, each payment of principal shall be applied to such Loans as the Company shall direct by notice to be received by the Administrative Agent on or before the date of such payment or, in the absence of such notice, as the Administrative Agent shall determine in its discretion. Concurrently with each remittance to any Bank of its share of any such payment, the Administrative Agent shall advise such Bank as to the application of such payment.

         7.3 Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of non-use fees or Letter of Credit fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a Eurodollar Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such date shall be the immediately preceding Business

Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

         7.4 Setoff. The Company agrees that the Administrative Agent and each Bank have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, the Company agrees that at any time any Event of Default exists, the Administrative Agent and each Bank may apply to the payment of any obligations of the Company hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Administrative Agent or such Bank.

         7.5 Proration of Payments. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, but excluding any payment pursuant to Section 8.7 or 14.9 or any payment to the Swing Line Bank in respect of a Swing Line Loan) on account of principal of or interest on any Loan (or on account of its participation in any Letter of Credit or Swing Line Loan) in excess of its pro rata share (in accordance with the terms of this Agreement) of payments and other recoveries obtained by all Banks on account of principal of and interest on Loans (or such participations) then held by them, such Bank shall purchase from the other Banks such participation in the Loans (or sub-participations in Letters of Credit or Swing Line Loans) held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

         7.6 Taxes. (a) All payments of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Bank's net income or receipts (all non-excluded items being called "Taxes"). If any withholding or deduction from any payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will:

                  (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (ii) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

                  (iii) (except to the extent such withholding or deduction would not be required if such Bank's Exemption Representation were true) pay to the Administrative Agent for the account of the Banks such additional amount or amounts as is necessary to ensure that the net amount actually received by each Bank will equal the full amount such Bank would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Bank with respect to any payment received by the Administrative Agent or such Bank hereunder, the Administrative Agent or such Bank may pay such Taxes and the Company will (except to the extent such Taxes are payable by a Bank and would not have been payable if such Bank's Exemption Representation were true) promptly pay such additional amounts (including any penalty, interest and expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

         (a) If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Banks, the required receipts or other required documentary evidence, the Company shall indemnify the Banks for any incremental Taxes, interest or penalties that may become payable by any Bank as a result of any such failure. For purposes of this Section 7.6, a distribution hereunder by the Administrative Agent or any Bank to or for the account of any Bank shall be deemed a payment by the Company.

         (b) Each Bank represents and warrants (such Bank's "Exemption Representation") to the Company and the Administrative Agent that, as of the date of this Agreement (or, in the case of an Assignee, the date it becomes a party hereto), it is entitled to receive payments hereunder without any deduction or withholding for or on account of any Taxes imposed by the United States of America or any political subdivision or taxing authority thereof.

         (c) Upon the request from time to time of the Company or the Administrative Agent, each Bank that is organized under the laws of a jurisdiction other than the United States of America shall execute and deliver to the Company and the Administrative Agent one or more (as the Company or the Administrative Agent may reasonably request) United States Internal Revenue Service Form W-8 BEN or W-8 ECI or such other forms or documents, appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Bank is exempt from withholding or deduction of Taxes.

         (d) If, and to the extent that, any Bank shall obtain a credit, relief or remission for, or repayment of, any Taxes indemnified or paid by the Company pursuant to this Section 7.6, such Bank agrees to promptly notify the Company thereof and thereupon enter into negotiations in good faith with the Company to determine the basis on which an equitable reimbursement of such Taxes can be made to the Company.

         SECTION 8 INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS.

         8.1 Increased Costs. (a) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any Eurodollar Office of such Bank) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency

             (A) shall subject any Bank (or any Eurodollar Office of such Bank) to any tax, duty or other charge with respect to its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Eurodollar Office imposed by the jurisdiction in which such Bank's principal executive office or Eurodollar Office is located); or

             (B) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank (or any Eurodollar Office of such Bank); or

             (C) shall impose on any Bank (or its Eurodollar Office) any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D of the FRB, to impose a cost on) such Bank (or any Eurodollar Office of such Bank) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Eurodollar Office) under this Agreement or under its Note with respect thereto, then within 10 Business Days after demand by such Bank (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Company shall pay directly to such Bank such additional amount as will compensate such Bank for such increased cost or such reduction.

         (a) If any Bank shall reasonably determine that the adoption or phase-in of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or any Person controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such controlling Person's capital as a consequence of such Bank's obligations hereunder or under any Letter of Credit to a level below that which such Bank or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Bank or such controlling Person to be material, then from time to time, within 10 Business Days after demand by such Bank (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank or such controlling Person for such reduction.

         8.2 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

         (a) deposits in Dollars (in the applicable amounts) are not being offered to the Administrative Agent in the interbank eurodollar market for such Interest Period, or the Administrative Agent otherwise reasonably determines (which determination, if made in good faith, shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

         (b) Banks having an aggregate Percentage of 40% or more advise the Administrative Agent that the Eurodollar Rate (Reserve Adjusted) as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of maintaining or funding such Eurodollar Loans for such Interest Period (taking into account any amount to which such Banks may be entitled under Section 8.1) or that the making or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Banks materially affects such Loans;

then the Administrative Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Bank shall be under any obligation to make or convert into Eurodollar Loans and (ii) on the last day of the current Interest Period for each Eurodollar Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

         8.3 Changes in Law Rendering Eurodollar Loans Unlawful. In the event that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Bank cause a substantial question as to whether it is) unlawful for any Bank to make, maintain or fund Eurodollar Loans, then such Bank shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Bank shall have no obligation to make or convert into Eurodollar Loans (but shall make Base Rate Loans concurrently with the making of or conversion into Eurodollar Loans by the Banks which are not so affected, in each case in an amount equal to such Bank's pro rata share of all Eurodollar Loans which would be made or converted into at such time in the absence of such circumstances) and
(b) on the last day of the current Interest Period for each Eurodollar Loan of such Bank (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by a Bank which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Loan (an "Affected Loan") shall remain outstanding for the same period as the Group of Eurodollar Loans of which such Affected Loan would be a part absent such circumstances.

         8.4 Funding Losses. The Company hereby agrees that upon demand by any Bank (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to the Administrative Agent), the Company will indemnify such Bank against any net loss or expense which such Bank may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan), as reasonably determined by such Bank, as a result of (a) any payment, prepayment or conversion of any Eurodollar Loan of such Bank on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of the Company to borrow or continue, or to convert any Loan into, a Eurodollar Loan on a date specified therefor in a notice of borrowing, continuation or conversion pursuant to this Agreement. For this purpose, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

         8.5 Right of Banks to Fund through Other Offices. Each Bank may, if it so elects, fulfill its commitment as to any Eurodollar Loan by causing a foreign branch or affiliate of such Bank to make such Loan, provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Bank and the obligation of the Company to repay such Loan shall nevertheless be to such Bank and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.

         8.6 Discretion of Banks as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

         8.7 Mitigation of Circumstances; Replacement of Affected Bank. (a) Each Bank shall promptly notify the Company and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Bank's good faith judgment, otherwise disadvantageous to such Bank) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstance of the nature described in Section 8.2 or 8.3 (and, if any Bank has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Bank shall promptly so notify the Company and the Administrative Agent). Without limiting the foregoing, each Bank will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Bank's sole good faith judgment, be otherwise disadvantageous to such Bank.

         (b) At any time any Bank is an Affected Bank, the Company may replace such Affected Bank as a party to this Agreement with one or more other bank(s) or financial institution(s) reasonably satisfactory to the Administrative Agent (and upon notice from the Company such Affected Bank shall assign pursuant to an Assignment Agreement, and without recourse or warranty, its Commitment, its Loans, its Note, its participation in Letters of Credit, and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid non-use fees and Letter of Credit fees, any amounts payable under Section 8.4 as a result of such Bank receiving payment of any Eurodollar Loan prior to the end of an Interest Period therefor and all other obligations owed to such Affected Bank hereunder).

         8.8 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Bank pursuant to Section 8.1, 8.2, 8.3 or
8.4 shall be conclusive absent demonstrable error. Banks may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Loans, cancellation of the Notes, cancellation or expiration of the Letters of Credit and any termination of this Agreement.

         SECTION 9 WARRANTIES.

         To induce the Administrative Agent and the Banks to enter into this Agreement and to induce the Banks to make Loans and issue or participate in Letters of Credit hereunder, the Company warrants to the Administrative Agent and the Banks that:

         9.1 Organization, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; each Subsidiary is duly organized, validly existing and in good standing under the laws of the state of its organization; and the Company and each Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect) and has full power and authority to own its property and conduct its business as presently conducted by it.

         9.2 Authorization; No Conflict. The execution and delivery by the Company of this Agreement and each other Loan Document to which it is a party, the borrowings hereunder, the execution and delivery by each Guarantor of each Loan Document to which it is a party and the performance by each of the Company and each Guarantor of its obligations under each Loan Document to which it is a party are within the organizational powers of the Company and each Guarantor, have been duly authorized by all necessary organizational action on the part of the Company and each Guarantor (including any necessary shareholder, partner or member action), have received all necessary governmental approval (if any shall be required), and do not and will not (a) violate any provision of law or any order, decree or judgment of any court or other government agency which is binding on the Company or any Guarantor, (b) contravene or conflict with, or result in a breach of, any provision of the certificate of incorporation, partnership agreement, by-laws or other organizational documents of the Company or any Guarantor or of any agreement, indenture, instrument or other document which is binding on the Company, any Guarantor or any other Subsidiary or (c) result in, or require, the creation or imposition of any Lien on any property of the Company, any Guarantor or any other Subsidiary (other than Liens arising under the Loan Documents).

         9.3 Validity and Binding Nature. Each of this Agreement and each other Loan Document to which the Company is a party is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity; and each Loan Document to which any Guarantor is a party is, or upon the execution and delivery thereof by such Guarantor will be, the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

         9.4 Financial Condition. The audited consolidated financial statements of the Company and its Subsidiaries as at December 31, 1999 and the unaudited consolidated financial statements of the Company and its Subsidiaries as at March 31, 2000, copies of each of which have been delivered to each Bank, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the Company and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

         9.5 No Material Adverse Change. Since December 31, 1999, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole except for the Special Charges.

         9.6 Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding, labor controversy or governmental investigation or proceeding is pending or, to the Company's knowledge, threatened against the Company or any Subsidiary which might reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 9.6. Other than any liability incident to such litigation or proceedings, neither the Company nor any Subsidiary has any material contingent liabilities not listed in such Schedule 9.6.

         9.7 Ownership of Properties; Liens. Each of the Company and each Subsidiary owns good and, in the case of real property, indefeasible title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and material claims (including material infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 10.8.

         9.8 Subsidiaries. The Company has no Subsidiaries except those listed in Schedule 9.8.

         9.9 Pension Plans. (a) During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Loan hereunder, (i) no steps have been taken to terminate any Pension Plan and
(ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty.

         (b) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Company nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan, received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, might result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

         9.10 Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

         9.11 Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

         9.11.1 Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         9.12 Taxes. Each of the Company and each Subsidiary has filed all Federal tax returns and other material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         9.13 Solvency, etc. On the Effective Date (or, in the case of any Person which becomes a Guarantor after the Effective Date, on the date such Person becomes a Guarantor), and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof (and after giving effect to any right of contribution and subrogation), (a) each of the Company's and each Guarantor's assets will exceed its liabilities and (b) each of the Company and each Guarantor will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

         9.14 Environmental Matters.

         (a) No Violations. Except as set forth on Schedule 9.14, neither the Company nor any Subsidiary, nor any operator of the Company's or any Subsidiary's properties, is in violation of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 or any other Environmental Law which (i) in any single case, requires expenditures in any three-year period of $250,000 or more by the Company and its Subsidiaries in penalties and/or for investigative, removal or remedial actions or (ii) individually or in the aggregate otherwise might reasonably be expected to have a Material Adverse Effect.

         (b) Notices. Except as set forth on Schedule 9.14, neither the Company nor any Subsidiary has received written notice from any third party, including any Federal, state or local governmental authority: (a) that any one of them has been identified by the U.S. Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (b) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substance as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C.
Section 9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Law, excluding household hazardous waste (all of the foregoing, "Hazardous Substances"), which any one of them has generated, transported or disposed of has been found at any site at which a Federal, state or local agency or other third party has conducted a remedial investigation, removal or other response action pursuant to any Environmental Law; (c) that the Company or any Subsidiary must conduct sampling, testing, a remedial investigation, removal, or a response action pursuant to any Environmental Law; or (d) of any Environmental Claim.

         (c) Handling of Hazardous Substances. Except as set forth on Schedule 9.14, (i) no portion of the real property or other assets of the Company or any Subsidiary has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance in all material respects with applicable Environmental Laws and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties which might reasonably be expected to have a material adverse effect on the value of real property or assets with an aggregate net book value (prior to any writedown resulting from any of the foregoing) exceeding $250,000 or which otherwise might be reasonably expected to have a Material Adverse Effect; (ii) in the course of any activities conducted by the Company, any Subsidiary or the operators of any real property of the Company or any Subsidiary, no Hazardous Substances have been generated or are being used on such properties which might reasonably be expected to have a material adverse effect on the value of properties with an aggregate net book value (prior to any writedown resulting from any of the foregoing) exceeding $250,000 or which otherwise might be reasonably expected to have a Material Adverse Effect; (iii) there have been no Releases of Hazardous Substances on, upon, into or from any real property or other assets of the Company or any Subsidiary, which Releases singly or in the aggregate might reasonably be expected to have a material adverse effect on the value of real property or assets with an aggregate net book value (prior to any writedown resulting from any of the foregoing) exceeding $250,000 or which otherwise might be reasonably expected to have a Material Adverse Effect; (iv) to the Company's actual knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of the real property or other assets of the Company or any Subsidiary which, through soil or groundwater contamination, may have come to be located on, and which might reasonably be expected to have a material adverse effect on the value of, real property or other assets of the Company or any Subsidiary with an aggregate net book value (prior to any writedown resulting from any of the foregoing) exceeding $250,000 or which otherwise might be reasonably expected to have a Material Adverse Effect; and (v) any Hazardous Substances generated by the Company and its Subsidiaries have been transported offsite only by properly licensed carriers and, to the best of the Company's knowledge, delivered only to treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Company's knowledge, operating in compliance with such permits and applicable Environmental Laws, except to the extent that failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

         (d) Investigations. Except as set forth on Schedule 9.14, the Company and its Subsidiaries have taken reasonable steps to investigate the past and present condition and usage of the real property of the Company and its Subsidiaries with regard to environmental matters.

         9.15 Information. All information heretofore or contemporaneously herewith furnished in writing by the Company or any Subsidiary to any Bank for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Company or any Subsidiary to any Bank pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Administrative Agent and the Banks that (a) any projections and forecasts provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts will likely differ from projected or forecasted results and (b) any information provided by the Company or any Subsidiary with respect to any Person or assets acquired or to be acquired by the Company or any Subsidiary shall, for all periods prior to the date of such acquisition, be limited to the knowledge of the Company or the acquiring Subsidiary after reasonable inquiry).

         SECTION 10 COVENANTS.

         Until the expiration or termination of the Commitments and thereafter until all obligations of the Company hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, the Company agrees that, unless at any time the Required Banks shall otherwise expressly consent in writing, it will:

         10.1 Reports, Certificates and Other Information. Furnish to each Bank:

         10.1.1 Audit Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year: (a) a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Company and its Subsidiaries for such Fiscal Year certified without qualification by Arthur Andersen LLP or other independent auditors of recognized standing selected by the Company and reasonably acceptable to the Required Banks, together with a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, they have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if they have become aware of any such event, describing it in reasonable detail and (b) consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal

Year and consolidating statements of earnings for the Company and its Subsidiaries for such Fiscal Year, certified by the chief financial officer of the Company.

         10.1.2 Quarterly Reports. Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter) of each Fiscal Year, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and consolidated statements of cash flow for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, certified by the chief financial officer of the Company.

         10.1.3 Monthly Reports. Promptly when available and in any event within 30 days after the end of each of the first two months of each Fiscal Quarter, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month, together with consolidated and consolidating statements of earnings for such month and for the period beginning with the first day of the applicable Fiscal Year and ending on the last day of such month, certified by the chief financial officer of the Company.

         10.1.4 Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and of each set of quarterly statements pursuant to Section 10.1.2, (a) a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by the chief financial officer of the Company, containing a computation of each of the financial ratios and restrictions set forth in Section 10.6 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it; and
(b) an updated organizational chart listing all Subsidiaries and the locations of their businesses.

         10.1.5 Reports to SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of the Company or any Subsidiary filed with the SEC (excluding exhibits thereto, provided that the Company shall promptly deliver any such exhibit to the Administrative Agent or any Bank upon request therefor); copies of all registration statements of the Company or any Subsidiary filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to shareholders generally concerning material developments in the business of the Company or any Subsidiary.

         10.1.6 Notice of Default, Litigation and ERISA Matters. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:

         (a) the occurrence of an Event of Default or an Unmatured Event of Default;

         (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Banks which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Subsidiary or to which any of the properties of any thereof is subject which, if adversely determined, might reasonably be expected to have a Material Adverse Effect;

         (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

         (d) any cancellation (without replacement) or material change in any insurance maintained by the Company or any Subsidiary;

         (e) any event (including any violation of any Environmental Law or the assertion of any Environmental Claim) which might reasonably be expected to have a Material Adverse Effect; or

         (f) any setoff, claim (including any Environmental Claim), withholding or other defense to which any of the collateral granted under any Collateral Document, or the Administrative Agent's or the Banks' rights with respect to any such collateral, are subject.

         10.1.7 Subsidiaries. Promptly upon any change in the list of its Subsidiaries from that set forth on Schedule 9.8 (or in the most recent notice pursuant to this Section), notification of such change.

         10.1.8 Management Reports. Promptly upon the request of the Administrative Agent or any Bank, copies of all detailed financial and management reports submitted to the Company by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Company.

         10.1.9 Projections. As soon as practicable and in any event within 60 days after the commencement of each Fiscal Year, financial projections for the Company and its Subsidiaries for such Fiscal Year prepared in a manner consistent with those projections delivered by the Company to the Administrative Agent prior to the Effective Date.

         10.1.10 Other Information. From time to time such other information concerning the Company and its Subsidiaries as the Administrative Agent or any Bank may reasonably request.

         10.2 Books, Records and Inspections. Keep, and cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, any Bank or the Administrative Agent or any representative thereof upon reasonable prior notice to inspect the properties and operations of the Company and of such Subsidiary; and permit, and cause each Subsidiary to permit, at any reasonable time during normal business hours and with reasonable notice (or at any time without notice if an Event of Default exists), any Bank or the Administrative Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Bank or the Administrative Agent or any representative thereof whether or not any representative of the Company or any Subsidiary is present), and to examine (and, at the expense of the Company or the applicable Subsidiary, photocopy extracts from) any of its books or other corporate records.

         10.3 Insurance. Maintain, and cause each Subsidiary to maintain, with responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; and, upon request of the Administrative Agent or any Bank, furnish to the Administrative Agent or such Bank a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Company and its Subsidiaries.

         10.4 Compliance with Laws, Material Contracts; Payment of Taxes and Liabilities. (a) Comply, and cause each Subsidiary to comply, in all material respects with all material applicable laws (including Environmental Laws), rules, regulations, decrees, orders, judgments, licenses, material contracts and permits; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all Federal taxes and all other material taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property; provided that the foregoing shall not require the Company or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

         10.5 Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 10.11) cause each Subsidiary to maintain and preserve, (a) its existence and good standing in the jurisdiction of its incorporation and (b) its qualification and good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect).

         10.6 Financial Covenants.

         10.6.1 Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio at any time to be less than the applicable ratio set forth below:

                   COMPUTATION                                                    FIXED CHARGE
                  PERIOD ENDING:                                                 COVERAGE RATIO
                  --------------                                                 --------------
          Effective Date through 3/31/01                                          1.15 to 1.0
          4/01/01 through 12/31/01                                                1.20 to 1.0
          1/01/02 through 12/31/02                                                1.25 to 1.0
          1/01/03 and thereafter                                                  1.30 to 1.0.

         10.6.2 Minimum Interest Coverage. Not permit the Interest Coverage Ratio as of the last day of any Computation Period to be less than the applicable ratio set forth below:

                   COMPUTATION                                                      INTEREST
                  PERIOD ENDING:                                                COVERAGE RATIO
                  --------------                                                --------------
         Effective Date through 3/31/01                                           1.75 to 1.0
         4/01/01 through 12/31/01                                                 2.00 to 1.0
         1/01/02 and thereafter                                                   2.25 to 1.0.

         10.6.3 Total Leverage Ratio. Not permit the Total Leverage Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below:

                  COMPUTATION                                                    TOTAL LEVERAGE
                 PERIOD ENDING:                                                      RATIO
                 --------------                                                  --------------
         Effective Date through 3/31/01                                           4.50 to 1.0
         4/01/01 through 12/31/01                                                 4.25 to 1.0
         1/01/02 through 12/31/02                                                 4.00 to 1.0
         1/01/03 through 12/31/03                                                 3.75 to 1.0
         1/01/04 and thereafter                                                   3.50 to 1.0.

         10.6.4 Senior Leverage Ratio. Not permit the Senior Leverage Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below:

                   COMPUTATION                                                  SENIOR LEVERAGE
                  PERIOD ENDING:                                                     RATIO
                  --------------                                                ---------------
         Effective Date through 3/31/01                                           3.50 to 1.0
         4/01/01 through 12/31/01                                                 3.25 to 1.0
         1/01/02 through 12/31/02                                                 3.00 to 1.0
         1/01/03 through 12/31/03                                                 2.75 to 1.0
         1/01/04 and thereafter                                                   2.50 to 1.0.

         10.6.5 Debt to Capitalization Ratio. Not permit the ratio of (a) Funded Debt to (b) the sum of Funded Debt plus Net Worth at any time to exceed the applicable percentage set forth below during any period set forth below:

                                                                                    DEBT TO
                                                                                 CAPITALIZATION
                     PERIOD:                                                       PERCENTAGE
                     -------                                                     --------------
         Effective Date through 3/31/01                                                 70%
         4/01/01 through 12/31/01                                                       65%
         1/01/02 and thereafter                                                         60%

         10.6.6 Capital Expenditures. The Company will not permit the aggregate amount of all Capital Expenditures (excluding (x) amounts, if any, paid to consummate acquisitions permitted by Section 10.11(c) or (d) which constitute Capital Expenditures and (y) Capitalized Leases relating to Rhode Island Non-Recourse Debt) made by the Company and its Subsidiaries during any period of 12 consecutive months to exceed (a) the product of (i) 1.50 multiplied by (ii) the depreciation of the Company and its Subsidiaries during the preceding period of 12 consecutive months (calculated on a pro forma basis giving effect to acquisitions and sales and other dispositions made subsequent to such preceding 12 months) or (b) such greater amount as the Required Banks may approve at the request of the Company from time to time, such approval to be granted or withheld at the sole respective discretion of each Bank.

         10.7 Limitations on Debt. Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

         (a) obligations in respect of the Loans, the L/C Applications and the Letters of Credit;

         (b) unsecured seller Debt which represents all or part of the purchase price payable in connection with a transaction permitted by Section 10.11(d) and the existing Debt listed on Schedule 10.7(b); provided that the aggregate principal amount of all such Debt (other than (i) the Debt designated with an asterisk on Schedule 10.7(b), and (ii) an unsecured seller note payable in connection with the acquisition of EPIC not in excess of $6,000,000, the payment of which is contingent upon the performance of EPIC) shall not at any time exceed $5,000,000;

         (c) Debt arising under Capital Leases, Debt secured by Liens permitted by subsection 10.8(c) or (d), Rhode Island Non-Recourse Debt in an aggregate amount not to exceed $13,000,000, and other Debt outstanding on the date hereof and listed in Schedule 10.7(c), and refinancings of any such Debt so long as the terms applicable to such refinanced Debt are no less favorable to the Company or the applicable Subsidiary than the terms in effect immediately prior to such refinancing, provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $25,000,000;

         (d) Debt of Subsidiaries owed to the Company;

         (e) Hedging Obligations of the Company or any Subsidiary to any Bank incurred in the ordinary course of business for bona fide hedging purposes and not for speculation;

         (f) unsecured Debt of the Company to Subsidiaries;

         (g) Debt to be Repaid; provided that all such Debt to be Repaid shall be repaid on or before the Effective Date;

         (h) the Baltimore Bonds;

         (i) Subordinated Debt issued to former employees to repurchase stock from such former employees in an aggregate principal amount at any time outstanding not to exceed $2,500,000; and

         (j) the Subordinated Loans and any Subordinated Debt issued in replacement thereof, and any guaranty thereof.

         10.8 Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

         (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

         (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves;

         (c) Liens identified in Schedule 10.8;

         (d) subject to the limitation set forth in Section 10.7(c), (i) Liens existing on property at the time of the acquisition thereof by the Company or any Subsidiary (and not created in contemplation of such acquisition) and (ii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and such Lien attaches solely to the property so acquired;

         (e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $500,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

         (f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary; and

         (g) Liens in favor of the Administrative Agent for the benefit of the Banks arising under the Loan Documents.

         10.9 Operating Leases. Not permit the aggregate amount of all rental payments made (or scheduled to be made) under Operating Leases (excluding any lease of equipment for a period of less than six months which is not renewable or extendible solely at the option of the lessee thereunder and the Operating Leases listed on Schedule 10.9) by the Company and its Subsidiaries (on a consolidated basis) in any Fiscal Year to exceed 1.0% of Net Worth as of the end of the prior Fiscal Year.

         10.10 Restricted Payments. Not, and not permit any Subsidiary to, (a) declare or pay any dividends on any of its capital stock (other than stock dividends), (b) purchase or redeem any such stock or any warrants, units, options or other rights in respect of such stock, (c) make any other distribution to shareholders, (d) pay any principal or interest on, or purchase, redeem or defease, any Subordinated Debt, (e) pay any management fees, monitoring fees or any similar fees to GTCR Capital or GTCR Fund VII or any Affiliate of the foregoing, or (f) set aside funds for any of the foregoing; provided that (i) any Subsidiary may declare and pay dividends to the Company or to any other wholly-owned Subsidiary; (ii) the Company may make regularly scheduled payments of interest on any Subordinated Debt if the holder of the Subordinated Debt is permitted to receive such payments at such time under the Subordination Agreement; (iii) the Company may make cash repurchases of its capital stock held by employees (or former employees) and cash payments on Subordinated Debt permitted under Section 10.7(i) in an aggregate amount, for all such repurchases and payments, not in excess of $250,000 in any fiscal year; (iv) the Company may make repurchases of its capital stock held by employees (or former employees) with the proceeds of the substantially concurrent issuance of stock to employees (or former employees) or to GTCR Capital or GTCR Fund VII or any Affiliate of the foregoing or any TCW/Crescent Lender, and (v) the Company may pay to GTCR Golder Rauner, L.L.C and its Affiliates and the TCW/Crescent Lenders fees as provided for in the Monitoring Agreement and the Professional Services Agreement as in effect on the Effective Date.

         10.11 Mergers, Consolidations, Sales. Not, and not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for (a) any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any wholly-owned Subsidiary into the Company or into, with or to any other wholly-owned Subsidiary; (b) any such purchase or other acquisition by the Company or any wholly-owned Subsidiary of the assets or stock of any wholly-owned Subsidiary; (c) the acquisition of the BioGro Companies; (d) any such purchase or other acquisition by the Company or any wholly-owned Subsidiary of the assets or stock of any other Person where (1) such assets (in the case of an asset purchase) are for use, or such Person (in the case of a stock purchase) is engaged in business activities permitted under Section 10.19; (2) immediately before or after giving effect to such purchase or acquisition, no Event of Default or Unmatured Event of Default shall have occurred and be continuing; (3) either (i) (x) the aggregate consideration to be paid by the Company and its Subsidiaries (including any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with such purchase or other acquisition (or any series of related acquisitions) is not greater than $25,000,000 and (y) the aggregate consideration to be paid in cash or by the assumption or issuance of Debt by the Company and its Subsidiaries in connection with such purchase or acquisition (or any series of related acquisitions) is not greater than $10,000,000 or (ii) the Required Banks have consented to such purchase or acquisition; (4) the Company is in pro forma compliance with all the financial ratios and restrictions set forth in Section 10.6; and (5) immediately after giving effect to such purchase or acquisition, the Revolving Commitment is at least $2,000,000 greater than the Revolving Outstandings and (e) sales and dispositions of assets (including the stock of Subsidiaries) so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year (other than sales of transportation and spreading equipment) does not exceed $500,000.

         10.12 Use of Proceeds. Use the proceeds of the Loans solely to finance the Company's working capital, to refinance existing Debt, for the acquisition of the BioGro Companies and other acquisitions permitted by Section 10.11, for capital expenditures and for other general corporate purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.


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


         10.13 Further Assurances. Take, and cause each Subsidiary to take, such actions as are necessary, or as the Administrative Agent (or the Required Banks acting through the Administrative Agent) may reasonably request, from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, financing statements, mortgages, deeds of trust and other documents, the filing or recording of any of the foregoing, the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession, and the delivery of opinions of counsel with respect to any of such documents) to ensure that (i) the obligations of the Company hereunder and under the other Loan Documents and any Hedging Obligations of the Company owing to any Bank or any Affiliate of any Bank are secured by substantially all of the assets (other than, unless the Required Banks (acting through the Administrative Agent) otherwise request in writing, any motor vehicle transportation equipment with a net book value of less than $25,000 which is subject to a statute requiring notation on a certificate of title to perfect a security interest in such vehicle or such equipment) of the Company and guaranteed by all of the Subsidiaries (including, promptly upon the acquisition or creation thereof, any Subsidiary acquired or created after the date hereof) by execution of a counterpart of the Guaranty, provided that no Foreign Subsidiary shall have an obligation to execute a counterpart of the Guaranty, and provided, further, that so long as the Baltimore Bonds have not been defeased, Wheelabrator Water Technologies Baltimore L.L.C. shall have no obligation to execute a counterpart of the Guaranty; and (ii) the obligations of each Guarantor under the Guaranty and any Hedging Obligations of such Guarantor owing to any Bank or any Affiliate of any Bank are secured by substantially all of the assets (other than, unless the Required Banks (acting through the Administrative Agent) otherwise request in writing, any motor vehicle transportation equipment with a net book value of less than $25,000 which is subject to a statute requiring notation on a certificate of title to perfect a security interest in such vehicle or such equipment) of such Guarantor. Notwithstanding the foregoing, (a) neither the Company nor any domestic Subsidiary shall be required to pledge more than 65% of the stock of any Foreign Subsidiary and (b) no Foreign Subsidiary shall be required to pledge the stock of any other Foreign Subsidiary. Notwithstanding the foregoing, so long as the Rhode Island Non-Recourse Debt is outstanding, neither the Company nor any Subsidiary shall be obligated to grant any Lien on the Rhode Island Facility.

         10.14 Transactions with Affiliates. Not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Company and its Subsidiaries) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates (other than the transactions evidenced by the Subordinated Loan Agreement, the Preferred Stock Purchase Agreement, the Preferred Stock Registration Agreement, the Monitoring Agreement, the Stockholders Agreement and the Professional Services Agreement as in effect on the Effective Date).

         10.15 Employee Benefit Plans. Maintain, and cause each Subsidiary to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

         10.16 Environmental Laws. Conduct, and cause each Subsidiary to conduct, its operations and keep and maintain its property in material compliance with all Environmental Laws (other than Immaterial Laws).

         10.17 Unconditional Purchase Obligations. Not, and not permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services; provided that the foregoing shall not prohibit the Company or any Subsidiary from entering into options for the purchase of particular assets or businesses.

         10.18 Inconsistent Agreements. Not, and not permit any Subsidiary to, enter into any agreement containing any provision which (a) would be violated or breached by any borrowing, or the obtaining of any Letter of Credit, by the Company hereunder or by the performance by the Company or any Subsidiary of any of its obligations hereunder or under any other Loan Document or (b) would prohibit the Company or any Subsidiary from granting to the Administrative Agent, for the benefit of the Banks, a Lien on any of its assets (other than (i) any prohibition with respect to an asset subject to a purchase money security interest securing Debt permitted by Section 10.7(c), (ii) existing prohibitions in the existing documentation relating to the Baltimore Bonds and (iii) any provision in the documentation for the Rhode Island Non-Recourse Debt which prohibits a second Lien on the Rhode Island Facility).

         10.19 Business Activities. Not, and not permit any Subsidiary to, engage in any line of business other than the management, processing, collection, handling and disposal of non-hazardous bio-solid waste, animal manures, and green or other organic waste or similar non-hazardous waste-related business activities.

         10.20 Advances and Other Investments. Not, and not permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person, except (without duplication) the following:

         (a) Equity Investments existing on the Effective Date in wholly-owned Subsidiaries identified in Schedule 9.8;

         (b) equity Investments in Subsidiaries organized or acquired after the Effective Date in connection with transactions permitted as acquisitions of stock or assets pursuant to Section 10.11;

         (c) in the ordinary course of business, contributions by the Company to the capital of any of its Subsidiaries, or by any such Subsidiary to the capital of any of its Subsidiaries;

         (d) in the ordinary course of business, Investments by the Company in any Subsidiary or by any of the Subsidiaries in the Company, by way of intercompany loans, advances or guaranties, all to the extent permitted by
Section 10.7;

         (e) Suretyship Liabilities permitted by Section 10.7;

         (f) good faith deposits made in connection with prospective acquisitions of stock or assets permitted by Section 10.11;

         (g) loans to officers and employees not exceeding (i) $250,000 in the aggregate to any single individual or (ii) $500,000 in the aggregate for all such individuals;

         (h) loans to officers and employees the proceeds of which are used to purchase the Company's stock;

         (i) Cash Equivalent Investments; and

         (j) bank deposits in the ordinary course of business; provided that the aggregate amount of all such deposits (excluding (x) amounts in payroll accounts or for accounts payable, in each case to the extent that checks have been issued to third parties, and (y) amounts maintained (in the ordinary course of business consistent with past practice) in accounts of any Person which is acquired by the Company or a Subsidiary in accordance with the terms hereof during the 45 days following the date of such acquisition) which are maintained with any bank other than a Bank shall not at any time exceed (x) in the case of such deposits with any single bank, $100,000 for three consecutive Business Days and (y) in the case of all such deposits, $1,000,000 for three consecutive Business Days;

provided that no Investment otherwise permitted by clause (b), (c), (d), (e),
(f) or (g) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default shall have occurred and be continuing.

         10.21 Foreign Subsidiaries. Not at any time permit more than 10% of its consolidated assets to be owned by, or more than 10% of its consolidated revenues for any Fiscal Quarter to be earned by, Foreign Subsidiaries.

         10.22 Interest Rate Protection. Within 90 days following the Effective Date, enter into one or more interest rate protection agreements with counterparties reasonably satisfactory to the Administrative Agent effectively fixing the interest rates (at rates reasonably satisfactory to the Administrative Agent) on not less than 50% of the sum of the Commitments for a period of not less than three years.

         10.23 Amendments to Certain Documents. Not make or agree to any amendment to or modification of, or waive any of its rights under, any of the terms of the Subordinated Loan

Agreement or any other agreement or instrument governing any Subordinated Debt which would (a) have the effect of (i) increasing the principal amount payable thereon or redemptions thereof, (ii) providing for earlier payment in respect of principal or redemptions or otherwise, or (iii) requiring additional collateral or guarantees to secure the Subordinated Debt or (b) otherwise adversely affect the interest of the Banks in any material respect.

         SECTION 11 EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

         11.1 Effectiveness. This Agreement shall become effective, and all loans outstanding under the Existing Agreement shall be deemed to be loans hereunder (as more fully set forth in Section 1.3) and all letters of credit outstanding under the Existing Agreement shall be deemed to be Letters of Credit hereunder, on the date (and the date on which all such conditions precedent have been satisfied or waived in writing by the Banks, the "Effective Date") that the Administrative Agent shall have received (a) all amounts which are then due and payable pursuant to Section 5 and (to the extent billed) Section 14.6; (b) evidence satisfactory to the Administrative Agent that (i) all Debt to be Repaid has been (or concurrently with the initial credit extension hereunder will be) paid in full and all Liens securing such Debt have been (or concurrently with the initial credit extension hereunder will be) terminated; (ii) all filings necessary to perfect the Administrative Agent's Lien on the collateral under the Restated Security Agreement have been duly made and are in full force and effect; (iii) all collateral required to be delivered to the Administrative Agent under the Company Pledge Agreement and each Subsidiary Pledge Agreement has been delivered; (iv) the Company has received not less than $26,380,000 from the making of Subordinated Loans by GTCR Capital and the TCW/Crescent Lenders (so that the total outstanding amount of all Subordinated Loans is not less than $52,760,000); (v) the Company has issued Series D and E Preferred Stock to GTCR Fund VII and the TCW/Crescent Lenders, for a purchase price of not less than $28,287,000 (so that the face amount of all outstanding Series D and E Preferred Stock is not less than $57,031,000); (vi) on a pro forma basis as of the Effective Date (and after giving effect to the acquisition of the BioGro Companies occurring on the Effective Date), the Senior Funded Debt to Adjusted EBITDA Ratio will not be greater than 3.25 to 1 and the Total Leverage Ratio will not be greater than 4.25 to 1; and (vii) the combined Adjusted EBITDA of the Company and the BioGro Companies for the twelve months ended December 31, 1999 on a pro forma basis is at least $58,600,000; and (c) all of the following, each duly executed and dated the Effective Date (or such earlier date as shall be satisfactory to the Administrative Agent), each in form and substance satisfactory to the Administrative Agent, and each (except for the Notes, of which only the originals shall be signed) in sufficient number of signed counterparts to provide one for each Bank:

         11.1.1 Notes. The Notes.

         11.1.2 Resolutions. Certified copies of resolutions of the Board of Directors of the Company authorizing or ratifying the execution, delivery and performance by the Company of this Agreement, the Notes and the other Loan Documents to which the Company is a party; and certified copies of resolutions of the Board of Directors of each Subsidiary authorizing or ratifying the execution, delivery and performance by such Subsidiary of each Loan Document to which such Subsidiary is a party.

         11.1.3 Consents, etc. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Company and each Subsidiary of the documents referred to in this Section 11.

         11.1.4 Incumbency and Signature Certificates. A certificate of the Secretary or an Assistant Secretary of the Company and each Subsidiary of the Company as of the Effective Date certifying the names of the officer or officers of such entity authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that the Administrative Agent and each Bank may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

         11.1.5 Confirmation. A Confirmation and Omnibus Amendment, substantially in the form of Exhibit H, executed by the Company and each Subsidiary.

         11.1.6 Opinions of Counsel for the Company and the Guarantors. The opinions of (a) Locke Liddell & Sapp LLP, counsel to the Company and the Guarantors, and (b) Kavanagh Maloney & Osnato LLP, New York counsel to the Company and the Guarantors.

         11.1.7 Financial Information. A certificate of the chief financial officer of the Company as to (a) consolidated financial statements for each of the BioGro Companies and their respective Subsidiaries for the periods required under Rule 3-05 of Regulation S-X of the SEC, including balance sheets, income statements and cash flow statements audited by independent public accountants of recognized national standing and prepared in conformity with GAAP (provided that unaudited financial statements may be supplied if the Company agrees to provide audited financial statements as of, and for the Fiscal Years ended December 31, 1998 and December 31, 1999, within 75 days after the Effective Date), and (b) a pro forma balance sheet of the Company and its Subsidiaries as of the month ended immediately prior to the Effective Date after giving effect to the acquisition of the BioGro Companies and the transactions contemplated hereby and reflecting estimated purchase price accounting adjustments, prepared by the chief financial officer of the Company.

         11.1.8 Acquisition Documents, GTCR Documents. Certified copies of all of the Acquisition Documents, together with evidence that the aggregate amounts paid or payable at the closings for the acquisition of all of the BioGro Companies (including all Debt assumed and all fees and expenses) will not exceed $205,000,000; and certified copies of the Preferred Stock Registration Agreement, the Subordinated Loan Agreement, the Monitoring Agreement and the Preferred Stock Purchase Agreement.

         11.1.9 Real Estate Documents. With respect to each parcel of real property listed on Schedule 11.1.9, a duly executed Mortgage providing for a fully perfected Lien, in favor of the Administrative Agent, in all right, title and interest of the Company or such Subsidiary in such real property, together with:

         (a) an ALTA Loan Title Insurance Policy, issued by an insurer acceptable to the Administrative Agent, insuring the Administrative Agent's Lien on such real property and containing such endorsements as the Administrative Agent may reasonably require (it being understood that the amount of coverage, exceptions to coverage and status of title set forth in such policy shall be acceptable to the Administrative Agent);

         (b) copies of all documents of record concerning such real property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to above;

         (c) original or certified copies of all insurance policies required to be maintained with respect to such real property by this Agreement, the applicable Mortgage or any other Loan Document; and

         (d) a flood insurance policy concerning such real property, reasonably satisfactory to the Administrative Agent, if required by the Flood Disaster Protection Act of 1973.

         Additionally, in the case of any leased real property, a consent, in form and substance satisfactory to the Administrative Agent, from the owner and each mortgagee of such property (a) consenting to the Mortgage in favor of the Administrative Agent with respect to such property and (b) waiving any landlord's Lien in respect of personal property kept at the premises subject to such lease.

         11.1.10 GTCR Capital Contribution Agreement. If the Borrower does not deliver audited financial statements as described in Section 11.1.7 to the Administrative Agent prior to the Effective Date, an agreement among GTCR Fund VII, the Administrative Agent and the Borrower, in form and substance satisfactory to the Administrative Agent, in which GTCR Fund VII agrees to make a capital contribution to the Borrower, within two Business Days following the delivery to the Administrative Agent of such audited financial statements, in an amount, if any, sufficient to cause the minimum ratios described in Section 11.1(a)(vi) to be satisfied.

         11.1.11 Other. Such other documents as the Administrative Agent or any Bank may reasonably request.

         11.2 Conditions to All Extensions of Credit. The obligation (a) of each Bank to make each Loan or to participate in Swing Line Loans and (b) of each Issuing Bank to issue each Letter of Credit is subject to the condition that the Effective Date shall have occurred and to the following further conditions precedent:


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


         11.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any borrowing and the issuance of any Letter of Credit (but, if any Event of Default of the nature referred to in Section 12.1.2 shall have occurred with respect to any other Debt, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

         (a) the representations and warranties of the Company and the Guarantors set forth in this Agreement (excluding Sections 9.6, 9.8 and 9.14) and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

         (b) except as disclosed by the Company to the Administrative Agent and the Banks pursuant to Section 9.6,

                  (i) no litigation (including derivative actions), arbitration proceeding, labor controversy or governmental investigation or proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which might reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document; and

                  (ii) no development shall have occurred in any litigation (including derivative actions), arbitration proceeding, labor controversy or governmental investigation or proceeding disclosed pursuant to Section 9.6 which might reasonably be expected to have a Material Adverse Effect; and

         (c) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing, and neither the Company nor any of its Subsidiaries shall be in violation of any law or governmental regulation or court order or decree where such violation or violations singly or in the aggregate might reasonably be expected to have a Material Adverse Effect.

         11.2.2 Confirmatory Certificate. If requested by the Administrative Agent or any Bank (acting through the Administrative Agent), the Administrative Agent shall have received (in sufficient counterparts to provide one to each Bank) a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of the Company as to the matters set out in Section 11.2.1 (it being understood that each request by the Company for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a warranty by the Company that the conditions precedent set forth in Section 11.2.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit), together with such other documents as the Administrative Agent or any Bank (acting through the Administrative Agent) may reasonably request in support thereof.


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


         11.3 Conditions to Acquisition Loans. The obligation of each Bank to make any Acquisition Loan is subject (in addition to the conditions precedent set forth in Section 11.2) to the conditions precedent that:

         11.3.1 Required Banks Approval. The Required Banks shall have approved the funding of the proposed acquisition.

         11.3.2 Leverage Ratios. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that on a pro forma basis as of the date of such Loan (and after giving effect to the proposed acquisition), the Senior Leverage Ratio will not be greater than 3.25 to 1 and the Total Leverage Ratio will not be greater than 4.25 to 1.

         SECTION 12 EVENTS OF DEFAULT AND THEIR EFFECT.

         12.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

         12.1.1 Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan or any reimbursement obligation with respect to any Letter of Credit; or default, and continuance thereof for five days, in the payment when due of any interest, fee or other amount payable by the Company hereunder or under any other Loan Document.

         12.1.2 Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of the Company or any Subsidiary in an aggregate principal amount (for all such Debt so affected) exceeding $1,000,000 and such default shall (a) consist of the failure to pay such Debt when due (subject to any applicable grace period), whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity.

         12.1.3 Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Company or any Subsidiary with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with other such defaults might reasonably be expected to have a Material Adverse Effect (except only to the extent that the existence of any such default is being contested by the Company or such Subsidiary in good faith and by appropriate proceedings and appropriate reserves have been made in respect of such default).

         12.1.4 Bankruptcy, Insolvency, etc. The Company or any Subsidiary becomes insolvent or generally fails to pay, or admits in writing its general inability or refusal to pay, debts as they become due; or the Company or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Subsidiary or any substantial part of the property thereof, or makes a general assignment for the benefit of


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


creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Subsidiary or for any substantial part of the property thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary), is commenced in respect of the Company or any Subsidiary, and if such case or proceeding is not commenced by the Company or such Subsidiary, it is consented to or acquiesced in by the Company or such Subsidiary, or remains for 60 days undismissed; or the Company or any Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

         12.1.5 Non-Compliance with Provisions of This Agreement. (a) Failure by the Company to comply with or to perform any covenant set forth in Sections 10.5 through 10.14; or (b) failure by the Company to comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this Section 12) and continuance of such failure for 30 days after notice thereof to the Company from the Administrative Agent or any Bank.

         12.1.6 Warranties. Any representation or warranty made by the Company herein or in any statement or certificate at any time given by the Company in writing pursuant hereto or in connection herewith or therewith is false or misleading (i) in any respect, in the case of representations or warranties qualified by a materiality standard including, without limitation, a "material adverse effect" qualifier, or (ii) or in any respect which is material to the business, assets, property, operations, results, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, in the case of all other representations or warranties, in each case on the date made or furnished.

         12.1.7 Pension Plans. (i) Institution of any steps by the Company or any other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $1,000,000; (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA; or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company and the Controlled Group have incurred on the date of such withdrawal) exceeds $1,000,000.

         12.1.8 Judgments. Final judgments which exceed an aggregate of $1,000,000 shall be rendered against the Company, or any Subsidiary and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.


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


         12.1.9 Invalidity of Guaranty, etc. The Guaranty shall cease to be in full force and effect with respect to any Guarantor, any Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the Guaranty, or any Guarantor (or any Person by, through or on behalf of such Guarantor) shall contest in any manner the validity, binding nature or enforceability of the Guaranty with respect to such Guarantor.

         12.1.10 Invalidity of Collateral Documents, etc. Any Collateral Document shall cease to be in full force and effect with respect to the Company or any Guarantor, the Company or any Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of any Collateral Document to which such entity is a party, or the Company or any Guarantor (or any Person by, through or on behalf of the Company or such Guarantor) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

         12.1.11 Change in Control. (a) Any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, but excluding the executive managers of the Company as of the Effective Date) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more shares of outstanding voting stock of the Company than the amount of such shares held by GTCR Capital, GTCR Fund VII and their respective Affiliates; (b) during any 12-month period, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any directors designated by GTCR Capital, GTCR Fund VII and their respective Affiliates and new directors whose election by the Company's Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors who either were directors at the beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company; (c) GTCR Capital, GTCR Fund VII and their respective Affiliates shall fail to own beneficially and of record 35% or more of the outstanding shares of voting stock of the Company; or (d) at least two partners or employees of GTCR Fund VII, or individuals otherwise affiliated with GTCR Fund VII in a manner reasonably acceptable to the Required Banks, shall fail to be members of the Board of Directors of the Company (provided that, if any such individual dies or terminates such individual's affiliation with GTCR Fund VII, no Event of Default or Unmatured Event of Default shall arise under this clause
(d) unless 30 days have elapsed after such death or termination without such individual being replaced by another individual affiliated with GTCR Fund VII).

         12.1.12 Injunction. The Company or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business for more than 30 days.

         12.2 Effect of Event of Default. If any Event of Default described in
Section 12.1.4 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Loans and all other obligations hereunder shall become immediately due and


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


payable and the Company shall become immediately obligated to deliver to the Administrative Agent cash collateral in an amount equal to the outstanding face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Administrative Agent (upon written request of the Required Banks) shall declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Loans and all other obligations hereunder to be due and payable and/or demand that the Company immediately deliver to the Administrative Agent cash collateral in amount equal to the outstanding face amount of all Letters of Credit, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Loans and all other obligations hereunder shall become immediately due and payable and/or the Company shall immediately become obligated to deliver to the Administrative Agent cash collateral in an amount equal to the face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 12.1.1 or Section 12.1.4 may be waived by the written concurrence of all of the Banks, and the effect as an Event of Default of any other event described in this Section 12 may be waived by the written concurrence of the Required Banks. Any cash collateral delivered hereunder shall be held by the Administrative Agent (without liability for interest thereon) and applied to obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Administrative Agent to any remaining obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may elect.

         SECTION 13 THE ADMINISTRATIVE AGENT.

         13.1 Appointment and Authorization. (a) Each Bank hereby irrevocably (subject to Section 13.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         (b) Each Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith. Each Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 13 with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for


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


letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent", as used in this Section 13, included such Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Banks.

         (c) The Swing Line Bank shall have all of the benefits and immunities
(i) provided to the Administrative Agent in this Section 13 with respect to any acts taken or omissions suffered by the Swing Line Bank in connection with Swing Line Loans made or proposed to be made by it as fully as if the term "Administrative Agent", as used in this Section 13, included the Swing Line Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Swing Line Bank.

         13.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         13.3 Liability of Administrative Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         13.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, confirmation from the Banks of their obligation to indemnify the Administrative Agent against


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


any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

         13.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Banks in accordance with Section 12; provided that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Banks.

         13.6 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.


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


         13.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided that no Bank shall be liable for any payment to the Agent-Related Person of any portion of the Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable fees of attorneys for the Administrative Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents, any termination of this Agreement and the resignation or replacement of the Administrative Agent.

         For the purposes of this Section 13.7, "Indemnified Liabilities" shall mean: any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable fees of attorneys for the Administrative Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or the replacement of any Bank) be imposed on, incurred by or asserted against any Agent-Related Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including
(a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code, and including any appellate proceeding) related to or arising out of this Agreement or the Commitments or the use of the proceeds thereof, whether or not any Administrative Agent-Related Person, any Bank or any of their respective officers, directors, employees, counsel, agents or attorneys-in-fact is a party thereto.

         13.8 Administrative Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity


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


interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Bank of America were not the Administrative Agent, the Issuing Bank or the Swing Line Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to their Loans, Bank of America and its Affiliates shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though Bank of America were not the Administrative Agent and the Issuing Bank and the Swing Line Bank, and the terms "Bank" and "Banks" include Bank of America and its Affiliates, to the extent applicable, in their individual capacities.

         13.9 Successor Administrative Agent. The Administrative Agent may, and at the request of the Required Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Required Banks shall, with (so long as no Event of Default exists) the consent of the Company (which shall not be unreasonably withheld or delayed), appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 13 and Sections 14.6 and 14.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as the Administrative Agent at the request of the Required Banks unless Bank of America shall also simultaneously be replaced as an "Issuing Bank" and the "Swing Line Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

         13.10 Withholding Tax.

         (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees to deliver to the Administrative Agent:


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


                  (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed Internal Revenue Service ("IRS") Form W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form W-8BEN before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

                  (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

         Such Bank agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

         (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8ECI and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Bank, such Bank agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of such obligations of the Company hereunder. To the extent of such percentage amount, the Administrative Agent will treat such Bank's IRS Form W-8ECI as no longer valid.

         (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form W-8BEN with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Bank hereunder, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

         (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

         (e) If the IRS or any other governmental authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including reasonable fees of attorneys for the Administrative Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)). The obligation of the Banks under this subsection shall survive the repayment of the Loans, cancellation of the Notes, any termination of this Agreement and the resignation or replacement of the Administrative Agent.

         13.11 Collateral Matters. The Banks irrevocably authorize the Administrative Agent, at its option and in its discretion, (a) to release any Lien on any property granted to or held by the Administrative Agent under any Collateral Document (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Company hereunder and the expiration or termination of all Letters of Credit; (ii) which is sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder or (iii) subject to Section 14.1, if approved, authorized or ratified in writing by the Required Banks; (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Collateral Document to the holder of any Lien on such property which is permitted by subsection 10.8(c) or (d) hereof; and (c) to release any Subsidiary from its obligations under the Guaranty if such entity ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Required Banks will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary from its obligations under the Guaranty, pursuant to this Section 13.11.

         13.12 Other Agents. No Lender identified on the facing page of this Agreement or otherwise herein, or in any amendment hereof or other document related hereto, as being the "Documentation Agent," the "Syndication Agent" or the "Co-Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such capacity. Each Lender acknowledges that it has not relied, and will not rely, on any Person so identified in deciding to enter into this Agreement or in taking or refraining from taking any action hereunder or pursuant hereto.

         SECTION 14 GENERAL.

         14.1 Waiver; Amendments. No delay on the part of the Administrative Agent or any Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by Banks having an aggregate Total Percentage of not less than the aggregate Total Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Banks, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall change or extend the Commitment of any Bank without the consent of such Bank. No amendment, modification, waiver or consent shall modify the allocation of any payment between the Term Loans without the consent of such Banks holding at least 66.6% of the aggregate outstanding principal amount of each of the Term A Loans and the Term B Loans (and, after the Acquisition Termination Date, the Acquisition Loans). No amendment, modification, waiver or consent shall (i) extend the date for payment of any principal of or interest on any Loan or any fees payable hereunder, (ii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, (iii) release the Guaranty (other than with respect to a Guarantor which ceases to be a Subsidiary as a result of a transaction permitted hereunder) or all or substantially all of the collateral granted under the Collateral Documents or (iv) reduce the aggregate Total Percentage required to effect an amendment, modification, waiver or consent without, in each case, the consent of all Banks. So long as no Event of Default exists or will result therefrom, this Agreement may be amended with the written consent of the Required Banks, the Administrative Agent and the Company (x) to add one or more credit facilities to this Agreement or to increase the Term A Commitment Amount, the Revolving Commitment Amount or the Acquisition Commitment Amount and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents, (y) to include appropriately the Banks holding such credit facilities in any determination of the Required Banks and (z) to permit such additional extensions of credit to share ratably with the Loans in the application of mandatory prepayments pursuant to the applicable provisions of this Agreement. No provision of Section 13 or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent. No provision of this Agreement relating to the rights or duties of an Issuing Bank in its capacity as such shall be amended, modified or waived without the consent of such Issuing Bank. No provision of this Agreement affecting the Swing Line Bank in its capacity as such shall be amended, modified or waived without the written consent of the Swing Line Bank.

         14.2 Confirmations. The Company and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

         14.3 Notices. Except as otherwise provided in Sections 2.2 and 2.3, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Schedule 14.3 or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent and receipt of such facsimile is confirmed; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2 and 2.3, the Administrative Agent and the Swing Line Bank shall be entitled to rely on telephonic instructions from any person that the Administrative Agent or the Swing Line Bank in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Administrative Agent, the Swing Line Bank and each other Bank harmless from any loss, cost or expense resulting from any such reliance.

         14.4 Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Section 10 to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Banks wish to amend Section 10 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

         14.5 Regulation U. Each Bank represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

         14.6 Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lead Arranger (including the reasonable fees and charges of counsel for the Administrative Agent and the Lead Arranger and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, execution, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendments, supplements or waivers to any Loan Documents), and all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees, court costs and other legal expenses and allocated costs of staff counsel) incurred by the Administrative Agent and each Bank after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. Each Bank agrees to reimburse the Administrative Agent for such Bank's pro rata share (based on its respective Total Percentage) of any such costs and expenses of the Administrative Agent not paid by the Company. In addition, the Company agrees to pay, and to save the Administrative Agent, the Lead Arranger and the Banks harmless from all liability for, (a) any stamp or other taxes (excluding income taxes and franchise taxes based on net income) which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith and (b) any fees of the Company's auditors in connection with any reasonable exercise by the Administrative Agent and the Banks of their rights pursuant to Section 10.2. All obligations provided for in this Section
14.6 shall survive repayment of the Loans, cancellation of the Notes and any termination of this Agreement.

         14.7 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

         14.8 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         14.9 Assignments; Participations.

         14.9.1 Assignments. Any Bank may, with the prior written consent of the Administrative Agent and, so long as no Unmatured Event of Default or Event of Default has occurred and is continuing, the Company (which consents shall not be unreasonably delayed or withheld), at any time assign and delegate to one or more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee"), all or any fraction of such Bank's Loans and Commitment in a minimum aggregate amount (in the case of an assignment to an Assignee other than a Bank hereunder) equal to the lesser of (i) the amount of the assigning Bank's remaining Loans and, without duplication, Commitment and (ii) $5,000,000 (or such other amount as the Company and the Administrative Agent may agree in their discretion); provided that (a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Company would be obligated to pay any greater amount under Section 7.6 or Section 8 to the Assignee than the Company is then obligated to pay to the assigning Bank under such Sections (and if any assignment is made in violation of the foregoing, the Company will not be required to pay the incremental amounts) and (b) the Company and the Administrative Agent shall be entitled to continue to deal solely and directly with such Bank in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

                  (x) five Business Days (or such lesser period of time as the Administrative Agent and the assigning Bank shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Administrative Agent by such assigning Bank and the Assignee,

                  (y) the assigning Bank and the Assignee shall have executed and delivered to the Company and the Administrative Agent an assignment agreement substantially in the form of Exhibit G (an "Assignment Agreement"), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Administrative Agent, and

                  (z) the assigning Bank or the Assignee shall have paid the Administrative Agent a processing fee of $3,500.

From and after the date on which the conditions described above have been met,
(x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Bank hereunder, and (y) the assigning Bank, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after the effectiveness of any assignment and delegation to a Person that is not currently a Bank hereunder, the Company shall execute and deliver to the Administrative Agent (for delivery to the Assignee) a new Note dated the effective date of such assignment. Any attempted assignment and delegation not made in accordance with this Section 14.9.1 shall be null and void.

         Notwithstanding the foregoing provisions of this Section 14.9.1 or any other provision of this Agreement, any Bank may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank and any Bank that is a fund may assign all or any portion of any Term Loan or, on or after the Acquisition Termination Date, any Acquisition Loan to a trustee for the benefit of its investors (but no such assignment shall release any Bank from any of its obligations hereunder).

         14.9.2 Participations. Any Bank may at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Bank, the Note held by such Bank, the Commitment of such Bank, the direct or participation interest of such Bank in any Letter of Credit or any other interest of such Bank hereunder (any Person purchasing any such participating interest being herein called a "Participant"); provided that any Bank selling any such participating interest shall give notice thereof to the Company. In the event of a sale by a Bank of a participating interest to a Participant, (x) such Bank shall remain the holder of its Note for all purposes of this Agreement, (y) the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder and (z) all amounts payable by the Company shall be determined as if such Bank had not sold such participation and shall be paid directly to such Bank. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events described in the fourth sentence of
Section 14.1. Each Bank agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Bank enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement and the

Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement, any Note and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or such Note; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Banks, and the Banks agree to share with each Participant, as provided in Section 7.5. The Company also agrees that each Participant shall be entitled to the benefits of Section 7.6 and
Section 8 as if it were a Bank (provided that no Participant shall receive any greater compensation pursuant to Section 7.6 or Section 8 than would have been paid to the participating Bank if no participation had been sold).

         14.10 Governing Law. This Agreement and each Note shall be a contract made under and governed by and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Administrative Agent and the Banks expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

         14.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

         14.12 Successors and Assigns. This Agreement shall be binding upon the Company, the Banks and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks and the Administrative Agent and the successors and assigns of the Banks and the Administrative Agent.

         14.13 Indemnification by the Company.

         (a) In consideration of the execution and delivery of this Agreement by the Administrative Agent and the Banks and the agreement to extend the Commitments provided hereunder, the Company hereby agrees to indemnify, exonerate and hold the Administrative Agent, the Lead Arranger, each Bank and each of the officers, directors, employees, Affiliates and agents of the Administrative Agent and each Bank (each a "Bank Party") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including reasonable attorneys' fees and charges and, without duplication, allocated costs of staff counsel (collectively, for purposes of this Section 14.13, called the "Indemnified Liabilities"), incurred by the Bank Parties or any of them as a result of, or arising out of, or relating to (i) any tender offer, merger, purchase of stock, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans, (ii) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any Hazardous Substance at any property owned or leased by the Company or any Subsidiary, (iii) any violation of any Environmental Laws with respect to conditions at any property owned or leased by the Company or any Subsidiary or the operations conducted thereon, (iv) the investigation, cleanup or remediation of offsite locations at which the Company or any Subsidiary or their respective predecessors are alleged to have directly or indirectly disposed of hazardous substances or (v) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Bank Parties, except for any such Indemnified Liabilities arising on account of any such Bank Party's gross negligence or willful misconduct. THIS INDEMNITY INDEMNIFIES THE BANK PARTIES AGAINST THEIR OWN NEGLIGENCE. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Nothing set forth above shall be construed to relieve any Bank Party from any obligation it may have under this Agreement.

         (b) All obligations provided for in this Section 14.13 shall survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or any modification, release or discharge of any or all of the Collateral Documents and any termination of this Agreement.

         14.14 Interest. (a) It is the intention of the parties hereto that each Bank shall conform strictly to usury laws applicable to it. Accordingly, the parties hereto stipulate and agree that none of the terms and provisions contained in this Agreement or any Note shall ever be construed to create a contract to pay any Bank for the use, forbearance or detention of money a rate in excess of the Highest Lawful Rate applicable to such Bank, and that for purposes hereof, "interest" shall include the aggregate of all charges or other consideration which constitute interest under applicable laws and are contracted for, taken, reserved, charged or received under this Agreement, the applicable Note or otherwise in connection with the transactions contemplated by this Agreement. Further, if the transactions contemplated hereby would be usurious as to any Bank under the laws applicable to it, then notwithstanding anything to the contrary in this Agreement or the applicable Note, or any agreement or document entered into in connection herewith or therewith, it is agreed as follows: the aggregate of all consideration which constitutes interest under the laws applicable to such Bank that is contracted for, taken, reserved, charged or received by such Bank under this Agreement or the applicable Note, or otherwise in connection herewith or therewith, shall under no circumstances exceed the maximum amount allowed by the laws applicable to such Bank, and any excess shall be credited by such Bank on the principal amount of the indebtedness of the Company owed to such Bank (or, if the principal amount of all such indebtedness shall have been paid in full, to the extent such interest has been received by such Bank it shall be refunded by such Bank to the Company). The provisions of this Section 14.14(a) shall control over all other provisions of this Agreement, the Notes and any other agreement or document which may be in apparent conflict herewith. The parties further stipulate and agree that, without limitation of the foregoing, all calculations of the rate or amount of interest contracted for, taken, reserved, charged or received under this Agreement, each Note and any other applicable agreement or document which are made for the purpose of determining whether such rate or amount exceeds the Highest Lawful Rate shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading during the period of the full stated term of the indebtedness of the Company to the applicable Bank, and if longer and if permitted by applicable law, until payment in full, all interest at any time so contracted for, taken, reserved, charged or received.

         (b) If at any time the effective rate of interest which would otherwise apply to any indebtedness evidenced by any Note issued to any Bank would exceed the Highest Lawful Rate applicable to such Bank (taking into account the interest rate applicable to such indebtedness pursuant to the other provisions of this Agreement, plus all additional charges and consideration which have been contracted for, taken, reserved, charged or received under this Agreement or such Note (the "Additional Charges") which constitute interest with respect to such indebtedness), the effective interest rate to apply to such indebtedness shall be limited to the Highest Lawful Rate, but any subsequent reductions in the interest rate applicable to such indebtedness shall not reduce the effective interest rate to apply to such indebtedness below the Highest Lawful Rate applicable to such Bank until the total amount of interest accrued on such indebtedness equals the amount of interest which would have accrued if the interest rate from time to time applicable to such indebtedness had at all times been in effect with respect to such indebtedness pursuant to the other provisions of this Agreement and if such Bank had collected all Additional Charges called for under this Agreement and its Note. If at maturity or final payment of any Note issued to any Bank the total amount of interest accrued on such Note (including amounts designated as "interest" plus any Additional Charges which constitute interest, and taking into account the limitations of the first sentence of this Section 14.14(b)) is less than the total amount of interest which would have accrued if the interest rate or interest rates applicable to the indebtedness from time to time outstanding under such Note had at all times been in effect pursuant to the other provisions of this Agreement, then the Company agrees, to the fullest extent permitted by the laws applicable to such Bank, to pay to such Bank an amount equal to the difference between (i) the lesser of (1) the amount of interest which would have accrued on such Note if the Highest Lawful Rate had at all times been in effect (but excluding, for purposes of calculating such amount of interest, any Additional Charges which constitute interest with respect to such Note), or (2) the amount of interest which would have accrued on such Note if the interest rate or interest rates applicable to the indebtedness from time to time outstanding under such Note had at all times been in effect pursuant to the other provisions of this Agreement (including amounts designated as "interest" plus any Additional Charges which constitute interest with respect to such Note) less (ii) the amount of interest actually accrued on such Note (including amounts designated as "interest" plus any Additional Charges which constitute interest with respect to such Note).

         14.15 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID TO SUCH ADDRESS AS DETERMINED PURSUANT TO SECTION 14.3, BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         14.16 WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                             SYNAGRO TECHNOLOGIES, INC.


                             By  /s/ Ross M. Patten
                                 ----------------------------------
                             Title Chairman/CEO

                             BANK OF AMERICA, N.A., as Administrative Agent


                             By  /s/ W. Thomas Barnett
                                 ----------------------------------
                             Title Managing Director


                             BANK OF AMERICA, N.A., as Issuing Bank, Swing Line Bank and a Bank


                             By  /s/ W. Thomas Barnett
                                 ----------------------------------
                             Title Managing Director

                             SUNTRUST BANK, as Documentation Agent and a Bank


                             By /s/ E. Donald Besch, Jr.
                               ----------------------------------
                             Title  Director

                             KEY CORPORATE CAPITAL INC., as Documentation
                             Agent and a Bank


                             By
                               ----------------------------------
                             Title
                                  -------------------------------

                             FLEET CAPITAL CORPORATION, as Co-Agent and a
                             Bank


                             By
                               ----------------------------------
                             Title
                                  -------------------------------

                             IBJ WHITEHALL BANK & TRUST COMPANY


                             By
                               ----------------------------------
                             Title
                                  -------------------------------

                             CIBC, INC., as a Bank


                             By /s/ Lindsay Gordon
                               ----------------------------------
                             Title  Executive Director

                             U.S. BANK NATIONAL ASSOCIATION


                             By /s/ Sarah L. Hemsner
                               ----------------------------------
                             Title  Vice President

                             THE BANK OF NOVA SCOTIA


                             By /s/ M. D. Smith
                               ----------------------------------
                             Title  Agent

                             COBANK, ACB


                             By /s/ Todd E. Telesz
                               ----------------------------------
                             Title  Assistant Vice President

                             HELLER FINANCIAL INC.


                             By /s/ Robert N. Reag
                               ----------------------------------
                             Title  Assistant Vice President

                             SRF 2000 LLC


                             By /s/ Ann E. Morris
                               ----------------------------------
                             Title  Assistant Vice President

                             SRF TRADING, INC.


                             By /s/ Ann E. Morris
                               ----------------------------------
                             Title  Assistant Vice President

                             LIBERTY-STEIN ROE ADVISOR FLOATING RATE
                             ADVANTAGE FUND

                             By: Stein Roe & Farnham Incorporated, as Advisor


                             By /s/ James R. Fellows
                               ----------------------------------
                             Title  Senior Vice President and
                                    Portfolio Manager

                             STEIN ROE FLOATING RATE LIMITED LIABILITY
                             COMPANY


                             By
                               ----------------------------------
                             Title
                                  -------------------------------

                                  SCHEDULE 1.1

                                PRICING SCHEDULE

         The Base Rate Margin for Revolving Loans, Acquisition Loans and Term A Loans, the Base Rate Margin for Term B Loans, the Eurodollar Margin for Revolving Loans, Acquisition Loans and Term A Loans, the Eurodollar Margin for Term B Loans, the Non-Use Fee Rate and the LC Fee Rate for Financial Letters of Credit and Non-Financial Letters of Credit, respectively, shall be determined in accordance with the table below and the other provisions of this Schedule 1.1.


                                        LEVEL I          Level II          Level III           Level IV            Level V
                                        -------          --------          ---------           --------            -------
Rate for
Non-Use Fee                               0.375%            0.500%             0.500%             0.500%             0.625%
                                        -------          --------          ---------           --------            -------
Eurodollar Margin                          2.00%             2.50%              2.75%              3.00%              3.25%
(Revolving Loans,
Acquisition Loans
and Term A Loans)
                                        -------          --------          ---------           --------            -------
Eurodollar Margin                          3.75%             3.75%              3.75%              3.75%              3.75%
(Term B Loans)
                                        -------          --------          ---------           --------            -------
Base Rate Margin                           1.00%             1.50%              1.75%              2.00%              2.25%
(Revolving Loans,
Acquisition Loans
and Term A Loans)
                                        -------          --------          ---------           --------            -------
Base Rate Margin                           2.75%             2.75%              2.75%              2.75%              2.75%
(Term B Loans)
                                        -------          --------          ---------           --------            -------
LC Rate for                                2.00%             2.50%              2.75%              3.00%              3.25%
Financial Letters of
Credit
                                        -------          --------          ---------           --------            -------
LC Rate for Non-                           1.00%             1.25%             1.375%              1.50%             1.625%
Financial Letters of
Credit
                                        -------          --------          ---------           --------            -------

         Level I applies when the Total Leverage Ratio is less than 2.5 to 1.

         Level II applies when the Total Leverage Ratio is equal to or greater than 2.5 to 1 but less than 3.0 to 1.

         Level III applies when the Total Leverage Ratio is equal to or greater than 3.0 to 1 but less than 3.5 to 1.

         Level IV applies when the Total Leverage Ratio is equal to or greater than 3.5 to 1 but less than 4.0 to 1.

         Level V applies when the Total Leverage Ratio is equal to or greater than 4.0 to 1.

         Initially, the applicable Level shall not be determined in accordance with the Total Leverage Ratio at the time of closing, but shall be Level V. The applicable Level shall be adjusted, to the extent applicable, 45 days (or, in the case of the last Fiscal Quarter of any Fiscal Year, 90 days) after the end of each Fiscal Quarter based on the Total Leverage Ratio as of the last day of such Fiscal Quarter; provided that the applicable level shall not be below Level V at any time prior to December 31, 2000 (at which time the applicable Level shall be adjusted, if applicable, based upon the Total Leverage Ratio as of the most recent date on which an adjustment would have occurred absent this proviso); and provided, further, that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, and the related certificate required by Section 10.1.4 by the 45th day (or, if applicable, the 90th day) after any Fiscal Quarter, Level V shall apply until such financial statements are delivered.

                                  SCHEDULE 2.1

                              BANKS AND PERCENTAGES


                                    Revolving        Acquisition       Term Loan A        Term Loan B
     Banks                          Commitment        Commitment        Commitment          Amount
------------------               ---------------   ---------------   ---------------   ----------------
Bank of America,                 $  6,875,187.39   $ 11,514,736.96   $ 12,019,558.40   $  27,090,517.25
N.A
                                 ---------------   ---------------   ---------------   ----------------
Key Corporate                    $  4,521,739.13   $  7,573,122.53   $  7,905,138.34   $   5,000,000.00
Capital, Inc.
                                 ---------------   ---------------   ---------------   ----------------
SunTrust Bank                    $  3,483,883.06   $  5,834,895.05   $  6,090,704.65   $   9,590,517.24
                                 ---------------   ---------------   ---------------   ----------------
Fleet Capital                    $  2,787,106.45   $  4,667,916.04   $  4,872,563.72   $   7,672,413.79
Corporation
                                 ---------------   ---------------   ---------------   ----------------
IBJ Whitehall                    $  1,532,908.55   $  2,567,353.82   $  2,679,910.04   $   4,219,827.59
Bank and Trust
Company
                                 ---------------   ---------------   ---------------   ----------------
U.S. Bank                        $  4,521,739.13   $  7,573,122.53   $  7,905,138.34   $           0.00
National
Association
                                 ---------------   ---------------   ---------------   ----------------
The Bank of                      $  2,787,106.45   $  4,667,916.04   $  4,872,563.72   $   7,672,413.79
Nova Scotia
                                 ---------------   ---------------   ---------------   ----------------
CIBC, Inc.                       $          0.00   $          0.00   $          0.00   $  16,000,000.00
                                 ---------------   ---------------   ---------------   ----------------
CoBank, ACB                      $  2,090,329.84   $  3,500,937.03   $  3,654,422.79   $   5,754,310.34
                                 ---------------   ---------------   ---------------   ----------------
Heller Financial                 $  1,400,000.00   $  2,100,000.00   $          0.00   $   8,500,000.00
Inc.
                                 ---------------   ---------------   ---------------   ----------------
SRF 2000 LLC                     $          0.00   $          0.00   $          0.00   $   2,000,000.00
                                 ---------------   ---------------   ---------------   ----------------
SRF Trading Inc.                 $          0.00   $          0.00   $          0.00   $   1,500,000.00
                                 ---------------   ---------------   ---------------   ----------------
Liberty-Stein Roe                $          0.00   $          0.00   $          0.00   $   1,000,000.00
Advisor Floating
Rate Advantage Fund
                                 ---------------   ---------------   ---------------   ----------------
Stein Roe                        $          0.00   $          0.00   $          0.00   $   4,000,000.00
Floating Rate
Limited Liability
Company
CIBC, Inc.
                                 ---------------   ---------------   ---------------   ----------------
                TOTALS           $ 30,000,000.00   $ 50,000,000.00   $ 50,000,000.00   $ 100,000,000.00
                                 ---------------   ---------------   ---------------   ----------------

                                 SCHEDULE 6.1(a)
                          AMORTIZATION OF TERM A LOANS


            DATE                               PRINCIPAL PAYMENT*
            ----                               ------------------
September 30, 2000                                 $1,250,000
December 31, 2000                                  $1,250,000
March 31, 2001                                     $1,250,000
June 30, 2001                                      $1,250,000
September 30, 2001                                 $2,500,000
December 31, 2001                                  $2,500,000
March 31, 2002                                     $2,500,000
June 30, 2002                                      $2,500,000
September 30, 2002                                 $3,125,000
December 31, 2002                                  $3,125,000
March 31, 2003                                     $3,125,000
June 30, 2003                                      $3,125,000
September 30, 2003                                 $1,250,000
December 31, 2003                                  $1,250,000
March 31, 2004                                     $1,250,000
June 30, 2004                                      $1,250,000
September 30, 2004                                 $3,750,000
December 31, 2004                                  $3,750,000
March 31, 2005                                     $3,750,000
June 30, 2005                                      $3,750,000
July 27, 2005                                      $2,500,000

                                 SCHEDULE 6.1(b)
                          AMORTIZATION OF TERM B LOANS


             DATE                             PRINCIPAL PAYMENT
             ----                             -----------------
September 30, 2000                                $250,000
December 31, 2000                                 $250,000
March 31, 2001                                    $250,000
June 30, 2001                                     $250,000
September 30, 2001                                $250,000
December 31, 2001                                 $250,000
March 31, 2002                                    $250,000
June 30, 2002                                     $250,000
September 30, 2002                                $250,000
December 31, 2002                                 $250,000
March 31, 2003                                    $250,000
June 30, 2003                                     $250,000
September 30, 2003                                $250,000
December 31, 2003                                 $250,000
March 31, 2004                                    $250,000
June 30, 2004                                     $250,000
September 30, 2004                                $250,000
December 31, 2004                                 $250,000
March 31, 2005                                    $250,000
June 30, 2005                                     $250,000
September 30, 2005                                $250,000
December 31, 2005                                 $250,000
March 31, 2006                                    $250,000
June 30, 2006                                     $250,000
July 27, 2006                                    $94,000,000

                                 SCHEDULE 6.1(c)
                        AMORTIZATION OF ACQUISITION LOANS


            DATE                               PRINCIPAL PAYMENT*
            ----                               ------------------

September 30, 2000                                     0%
December 31, 2000                                      0%
March 31, 2001                                         0%
June 30, 2001                                          0%
September 30, 2001                                     0%
December 31, 2001                                      0%
March 31, 2002                                       1.6667%
June 30, 2002                                        1.6667%
September 30, 2002                                   0.8333%
December 31, 2002                                    0.8333%
March 31, 2003                                       0.8333%
June 30, 2003                                        0.8333%
September 30, 2003                                   2.5000%
December 31, 2003                                    2.5000%
March 31, 2004                                       2.5000%
June 30, 2004                                        2.5000%
September 30, 2004                                   3.3333%
December 31, 2004                                    3.3333%
March 31, 2005                                       3.3333%
June 30, 2005                                        3.3333%
July 27, 2005                                       70.0000%

*Exact amounts, to be rounded to integral multiples of $100,000, will be agreed upon by the Company and the Required Banks on the Acquisition Termination Date.

                                  SCHEDULE 9.6

                      LITIGATION AND CONTINGENT LIABILITIES

                                  SCHEDULE 9.8
                                  SUBSIDIARIES

SYNAGRO WEST, INC.
         SYNAGRO OF CALIFORNIA, INC.
         SYNAGRO COMPOSTING COMPANY OF CALIFORNIA, INC.
SYNAGRO MIDWEST, INC.
         SYNAGRO OF MICHIGAN, INC.
         SYNAGRO OF WISCONSIN, INC.
         SYNAGRO OF MINNESOTA - REHBEIN, INC.
SYNAGRO SOUTHWEST, INC.
         SYNAGRO OF TEXAS - VITAL-CYCLE, INC.
         SYNAGRO OF TEXAS - CDR, INC.
SYNAGRO SOUTHEAST, INC.
         SYNAGRO OF NORTH CAROLINA - AMSCO, INC.
         SYNAGRO OF FLORIDA - ANTI-POLLUTION, INC.
         SYNAGRO OF NORTH CAROLINA - EWR, INC.
         SYNAGRO OF FLORIDA - A&J, INC.
         SYNAGRO OF FLORIDA - ECOSYSTEMS, INC.
         SYNAGRO OF FLORIDA - DAVIS WATER, INC.
SYNAGRO NORTHEAST, INC.
         SYNAGRO MID-ATLANTIC, INC.
         ORGANI-GRO, INC.
         ST INTERCO, INC.
         COMPOSTING CORPORATION OF AMERICA
         ENVIRONMENTAL PROTECTION & IMPROVEMENT COMPANY, INC. NEW HAVEN RESIDUALS SYSTEMS, INC.
         NEW HAVEN RESIDUALS, LIMITED PARTNERSHIP
                  RESIDUAL TECHNOLOGIES, LIMITED PARTNERSHIP
                    FAIRHAVEN RESIDUALS, LIMITED PARTNERSHIP
RESIDUAL TECHNOLOGIES SYSTEMS, INC.
FAIRHAVEN RESIDUAL SYSTEMS, INC.
NEW ENGLAND TREATMENT COMPANY, INC.
NETCO-CONNECTICUT, INC.
NETCO-WATERBURY, INC.
         NETCO-WATERBURY, LIMITED PARTNERSHIP
NETCO-RESIDUALS MANAGEMENT SYSTEMS, INC.
         NETCO-RESIDUALS MANAGEMENT, LIMITED PARTNERSHIP
PROVIDENCE SOILS, LLC
SYNAGRO - WWT, INC.
      SYNAGRO - BALTIMORE, L.L.C.
      NYOFCO HOLDINGS, INC.
      SYNAGRO - WCWNJ, INC.
      ENVIROLAND, INCORPORATED
      NEW YORK ORGANIC FERTILIZER COMPANY
      SOARING VISTA PROPERTIES, INC.
RESIDUALS PROCESSING, INC.
      FUTURE-TECH ENVIRONMENTAL SERVICES, INC.

                                  SCHEDULE 9.14

                              ENVIRONMENTAL MATTERS

                                SCHEDULE 10.7(b)

                             EXISTING UNSECURED DEBT

                                SCHEDULE 10.7(c)

                               OTHER EXISTING DEBT

                                  SCHEDULE 10.8

                                 EXISTING LIENS

                                  SCHEDULE 10.9

                            EXISTING OPERATING LEASES

                                 SCHEDULE 11.1.9

                               MORTGAGED PROPERTY

                                  SCHEDULE 14.3
                              ADDRESSES FOR NOTICES


SYNAGRO TECHNOLOGIES, INC.

1800 Bering Drive
Suite 1000
Houston, TX  77057
Attention: J. Paul Withrow
Telephone: (713) 369-1704
Facsimile: (713) 369-1760

BANK OF AMERICA, N.A., as Administrative Agent

For notices of borrowing, payments and other administrative matters:

Agency Services
101 North Tryon Street
Charlotte, NC 28255
NC1-001-15-04
Attention: Gregg Newland
Telephone: (704) 386-9046
Facsimile: (704) 409-0026

For all other notices:

Agency Management
1455 Market Street, 12th Floor
San Francisco, CA 94103
CA5-701-12-09
Attention: Liliana Claar
Telephone: (415) 436-2770
Facsimile: (415) 503-5003

         with a copy to:

Bank of America Corporate Center
100 N. Tryon Street
Charlotte, NC 28255
NC1-007-13-06
Attention: W. Thomas Barnett
Telephone: (704) 387-1009
Facsimile: (704) 386-9607

BANK OF AMERICA, N.A., as Issuing Bank, as Swing Line Bank, and as a Bank

231 South LaSalle Street
Chicago, IL 60697
Attention:  Robert Rospierski
Telephone:  (312) 828-8363
Facsimile:  (312) 828-1974

CIBC INC., as a Bank

425 Lexington Avenue
New York, NY 10017
Attention: R. Todd Constable
Telephone: (212) 856-3629
Facsimile: (212) 856-3991

SUNTRUST BANK, as a Bank and as Documentation Agent

25 Park Place
Mail Code 075, 26th Floor
Atlanta, GA 30303
Attention: Richard Wilson
Telephone: 404-230-5426
Facsimile: 404-575-2693

KEY CORPORATE CAPITAL, INC, as Syndication Agent and as a Bank

127 Public Square, 6th Floor
Cleveland, OH 44114
Attention: Jeff Evans
Telephone: 216-689-4392
Facsimile: 216-689-4077

FLEET CAPITAL CORPORATION, as Co-Agent and as a Bank

One South Wacker Dr., Suite 1400
Chicago, IL 60606
Attention: Andrew W. Pappas
Telephone: 312-827-4217
Facsimile: 312-332-6531

IBJ WHITEHALL BANK & TRUST COMPANY, as a Bank

One State Street, 9th Floor
New York, NY 10004
Attention: Peter Dancy
Telephone: 212-858-2944
Facsimile: 212-425-8048

U.S. BANK NATIONAL ASSOCIATION, as a Bank

One Illinois Center, Suite 3000
Chicago, IL 60601
Attention: Sarah Hemmer
Telephone: 312-228-9406
Facsimile: 312-228-9402

THE BANK OF NOVA SCOTIA, as a Bank

600 Peachtree, Suite 2700
Atlanta, GA 30308
Attention: Dorothy Legista
Telephone: 404-877-1535
Facsimile: 404-888-8998

with a copy to:

Houston Representative Office
1100 Louisiana, Suite 3000
Houston, TX  77002
Attention: Paul Gonin

COBANK, ACB as a Bank

5500 South Quebec Street
Communications, Energy & Infrastructure Group
Englewood, CO 80111
Attention: Todd Telesz
Telephone: 303-740-4037
Facsimile: 303-224-2615

HELLER FINANCIAL, INC., as a Bank

500 West Monroe
Chicago, IL 60661
Attention: Bob Reeg
Telephone: 312-441-6855
Facsimile: 312-441-7357

SRF 2000 LLC

c/o Stein Roe & Farnham Incorporated
One South Wacker Drive
Chicago, IL  60606
Attention: Erica P. Heatwole
Telephone: (312) 368-7815
Facsimile: (312) 368-7734

SRF TRADING, INC.

c/o Stein Roe & Farnham Incorporated
One South Wacker Drive
Chicago, IL  60606
Attention: Erica P. Heatwole
Telephone: (312) 368-7815
Facsimile: (312) 368-7734

LIBERTY-STEIN ROE ADVISOR FLOATING
RATE ADVANTAGE FUND

c/o Stein Roe & Farnham Incorporated
One South Wacker Drive
Chicago, IL  60606
Attention: Erica P. Heatwole
Telephone: (312) 368-7815
Facsimile: (312) 368-7734

STEIN ROE FLOATING RATE LIMITED
LIABILITY COMPANY

c/o Stein Roe & Farnham Incorporated
One South Wacker Drive
Chicago, IL  60606
Attention: Erica P. Heatwole
Telephone: (312) 368-7815
Facsimile: (312) 368-7734